                                                                   EXHIBIT 10.22

                    ----------------------------------------
                              ATR ACQUISITION, LLC

                      A Delaware Limited Liability Company
                    ----------------------------------------



                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                          Dated as of December 10, 2003

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I DEFINITIONS.............................................................................................1
          1.1     DEFINITIONS.....................................................................................1
          1.2     GENERAL INTERPRETATIVE PROVISIONS..............................................................14
ARTICLE II ORGANIZATION..........................................................................................14
          2.1     FORMATION......................................................................................14
          2.2     NAME...........................................................................................14
          2.3     REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES...........................14
          2.4     PURPOSES AND POWERS............................................................................14
          2.5     FOREIGN QUALIFICATION..........................................................................14
          2.6     TERM...........................................................................................15
          2.7     NO STATE-LAW PARTNERSHIP.......................................................................15
ARTICLE III MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL UNITS..................................................15
          3.1     MEMBERS........................................................................................15
          3.2     INITIAL CAPITAL CONTRIBUTIONS..................................................................16
          3.3     ADDITIONAL CAPITAL CONTRIBUTIONS; LOANS BY MEMBER..............................................16
          3.4     UNITS; ISSUANCE OF ADDITIONAL UNITS; ADDITIONAL MEMBERS........................................16
          3.5     PREEMPTIVE RIGHTS..............................................................................17
          3.6     LIABILITY OF MEMBERS...........................................................................19
          3.7     MEETINGS; ACTION BY THE MEMBERS................................................................19
          3.8     ADJOURNMENT....................................................................................21
          3.9     VOTING RIGHTS..................................................................................21
          3.10    MEMBER EXPENSES................................................................................21
ARTICLE IV DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES......................................................21
          4.1     GENERALLY......................................................................................21
          4.2     DISTRIBUTIONS..................................................................................21
          4.3     ALLOCATION OF PROFITS AND LOSSES...............................................................23
          4.4     TAX ALLOCATIONS................................................................................24
          4.5     OPTIONAL REDEMPTION OF UNITS...................................................................24
ARTICLE V MANAGEMENT.............................................................................................26
          5.1     THE BOARD......................................................................................26
          5.2     ESTABLISHMENT OF BOARD.........................................................................26
          5.3     TERM OF OFFICE.................................................................................27
          5.4     MEETING OF THE BOARD...........................................................................28
          5.5     VOTING.........................................................................................29
          5.6     RESPONSIBILITY AND AUTHORITY OF THE BOARD......................................................29
          5.7     DEVOTION OF TIME...............................................................................29
          5.8     BOARD OF DIRECTORS OF OPERATING COMPANY; GOVERNANCE OF SUBSIDIARIES............................29
          5.9     COMMITTEES.....................................................................................29
          5.10    OBSERVERS AT BOARD MEETINGS....................................................................30
          5.11    PAYMENTS TO REPRESENTATIVES, REIMBURSEMENTS....................................................30
          5.12    REPRESENTATIVE INFORMATION.....................................................................30
          5.13    OFFICERS.......................................................................................30
          5.14    NEGATIVE COVENANTS.............................................................................31
          5.15    AFFIRMATIVE COVENANTS..........................................................................37

          5.16    NO AGREEMENTS, ETC.............................................................................39
          5.17    EFFECT OF ANNUAL BUDGET........................................................................39
          5.18    INITIAL CHIEF EXECUTIVE OFFICER; CHAIRMAN OF OPERATING COMPANY BOARD...........................39
          5.19    COMPLIANCE WITH AGREEMENTS.....................................................................39
          5.20    NO INDEBTEDNESS................................................................................39
          5.21    CERTAIN COMPANY ACTIONS........................................................................39
ARTICLE VI LIABILITY, EXCULPATION, INDEMNIFICATION AND INSURANCE.................................................39
          6.1     LIABILITY......................................................................................39
          6.2     DUTIES AND LIABILITIES OF COVERED PERSONS......................................................39
          6.3     EXCULPATION....................................................................................40
          6.4     INDEMNIFICATION................................................................................40
          6.5     ADVANCEMENT OF EXPENSES........................................................................40
          6.6     NOTICE OF PROCEEDINGS..........................................................................41
          6.7     INSURANCE......................................................................................41
          6.8     OUTSIDE BUSINESSES.............................................................................42
          6.9     INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A MEMBER...........................43
ARTICLE VII TAXES................................................................................................44
          7.1     TAX RETURNS....................................................................................44
          7.2     TAX MATTERS MEMBER.............................................................................44
ARTICLE VIII BOOKS, REPORTS AND COMPANY FUNDS....................................................................44
          8.1     MAINTENANCE OF BOOKS...........................................................................44
          8.2     MEMBER TAX INFORMATION.........................................................................44
          8.3     COMPANY FUNDS..................................................................................44
ARTICLE IX TRANSFERS OF SECURITIES...............................................................................44
          9.1     TRANSFERS BY MEMBERS...........................................................................44
          9.2     FIRST OFFER RIGHT..............................................................................47
          9.3     TAG-ALONG RIGHTS...............................................................................49
          9.4     SALE OF THE COMPANY............................................................................51
          9.5     SALE OF THE OPERATING COMPANY..................................................................52
          9.6     LEVERAGED RECAPITALIZATION TRANSACTION RIGHTS..................................................54
          9.7     ENGAGEMENT OF FINANCIAL ADVISOR................................................................55
          9.8     QUALIFIED PUBLIC OFFERING......................................................................55
          9.9     ASSIGNMENTS GENERALLY..........................................................................55
          9.10    TRANSFERS BY THE COMPANY.......................................................................57
          9.11    PRO RATA DISPOSITIONS..........................................................................57
ARTICLE X DISSOLUTION, LIQUIDATION AND TERMINATION...............................................................57
          10.1    DISSOLUTION....................................................................................57
          10.2    LIQUIDATION AND TERMINATION....................................................................58
          10.3    CANCELLATION OF CERTIFICATE....................................................................58
ARTICLE XI GENERAL/MISCELLANEOUS PROVISIONS......................................................................58
          11.1    NOTICES........................................................................................58
          11.2    ENTIRE AGREEMENT...............................................................................59
          11.3    EFFECT OF WAIVER OR CONSENT....................................................................59
          11.4    AMENDMENT OR MODIFICATION......................................................................59
          11.5    BINDING EFFECT.................................................................................59
          11.6    GOVERNING LAW; SEVERABILITY....................................................................59

          11.7    FURTHER ASSURANCES.............................................................................60
          11.8    WAIVER OF CERTAIN RIGHTS.......................................................................60
          11.9    NOTICE TO MEMBERS OF PROVISIONS................................................................60
          11.10   COUNTERPARTS...................................................................................60
          11.11   CONSENT TO JURISDICTION........................................................................60
          11.12   HEADINGS.......................................................................................60
          11.13   REMEDIES.......................................................................................60
          11.14   SEVERABILITY...................................................................................61
          11.15   NO THIRD PARTY BENEFICIARIES...................................................................61
          11.16   CONFIDENTIALITY................................................................................61
          11.17   TERMINATION....................................................................................62
ARTICLE XII......................................................................................................62
VALUATION OF MARKETABLE SECURITIES...............................................................................62
          12.1    VALUATION OF MARKETABLE SECURITIES.............................................................62
          12.2    VALUATION DISPUTES.............................................................................63
ARTICLE XIII.....................................................................................................64
POWER OF ATTORNEY................................................................................................64
          13.1    POWER..........................................................................................64
          13.2    NATURE OF POWER................................................................................65

SCHEDULES:

         Schedule A                 Names; Addresses, Capital Contributions
         Schedule C                 Ownership of Operating Company Share
                                    Equivalents
         Schedule 5.14(a)(iv)       Approved Related Party Transactions
         Schedule 5.16              Member Agreements with respect to the
                                    subject matter of this Agreement



EXHIBITS:

         Exhibit A                  2003 Approved Annual Budget
         Exhibit B                  Form of Joinder to Limited Liability
                                    Company Agreement
         Exhibit C                  Stockholders Agreement
         Exhibit D                  UBS Nominee and Sharing Agreement
         Exhibit E                  ML Nominee and Sharing Agreement

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              ATR ACQUISITION, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                  This Amended and Restated Limited Liability Company Agreement of ATR Acquisition, LLC is made as of December 10, 2003, among the Members (as defined below).

                                    RECITALS

                  A. The Initial Organizational Member (as defined below) entered into a limited liability company agreement dated as of November 6, 2003, and, as an authorized person, executed and filed a Certificate of Formation of the Company with the Office of the Secretary of State of the State of Delaware on November 6, 2003, thereby forming the Company as a limited liability company under and pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq.

                  B. The Members (including the Initial Organizational Member) now wish to amend and restate the original limited liability company agreement of the Company (the "Original Agreement").

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Original Agreement is amended and restated in its entirety to read as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1 DEFINITIONS. As used for this Agreement, the following terms have the following meanings:

                  "Acceptance Notice" has the meaning given that term in Section 9.2(a).

                  "Act" means the Delaware Limited Liability Company Act, Title 6, Sections 18-101, et seq., and any successor statute, as amended from time to time.

                  "Additional Units" has the meaning given that term in Section 3.4.

                  "Affiliate" of, or a Person "Affiliated" with, a specified Person means a Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, the Person specified.

                  "Agreement" means this Amended and Restated Limited Liability Company Agreement, as it may be amended, modified, supplemented or restated from time to time.

                  "Annual Budget" means, for any Fiscal Year, a budget proposed by the Operating Company (including any amendments of or supplements to a previously Approved Annual Budget), denominated in dollars, providing for receipts and expenditures of the Atrium Group Companies on a monthly basis during such Fiscal Year in reasonable detail, including
         (i) a consolidated statement of income (A) for the nine-month period ended September 30 of such Fiscal Year, and (B) for such Fiscal Year,
         (ii) a consolidated statement of cash flow (A) for the nine-month period ended September 30 of such Fiscal Year, and (B) for such Fiscal Year, and (iii) a consolidated balance sheet (A) at and as of September 30 of such Fiscal Year and (B) at and as of December 31st of such Fiscal Year, all in substantially the form of the 2003 Approved Annual Budget attached hereto as Exhibit A. Notwithstanding anything herein to the contrary, no Annual Budget may be approved, amended or supplemented except in accordance with Section 5.14(b)(ii).

                  "Appraiser" has the meaning given that term in Section
         12.2(d).

                  "Approved Annual Budget" means, for any Fiscal Year, the Annual Budget for such Fiscal Year that has been approved in accordance with Section 5.14(b)(ii); provided, however, that if an Annual Budget proposed by the Operating Company for a Fiscal Year is not so approved by the first day of such Fiscal Year, until such time as such approval is given, the Approved Annual Budget for such Fiscal Year shall be, in the case of each Fiscal Year after the Fiscal Year of 2003, the Approved Annual Budget for the immediately preceding Fiscal Year (excluding any transactions provided for therein which are not in the ordinary course of business); provided further, however, that the Approved Annual Budget for the Fiscal Year 2003 shall be deemed to be the Annual Budget for the Fiscal Year ended December 31, 2003, a copy of which is attached hereto as Exhibit A.

                  "Atrium Group Company" means the Company, the Operating Company or any of their respective Subsidiaries.

                  "Big Four Firm" means any of Deloitte & Touche LLP, Ernst & Young LLP, KPMG LLP or PricewaterhouseCoopers LLP (or any of their respective successors of like size and standing).

                  "Board" has the meaning given that term in Section 5.1.

                  "Bound Party" means any (i) Member, or (ii) former Member who is bound by certain provisions of this Agreement as provided in Section 4.5(d).

                  "Business" means the business of the Operating Company and its Subsidiaries consisting of the manufacturing and distribution of residential vinyl and aluminum windows and patio doors in the United States and any business incidental to the operation thereof.

                  "Capital Account" means the capital account that shall be established for each Member on the books of the Company initially reflecting an amount equal to such Member's initial Capital Contribution pursuant to Section 3.2.

                  "Capital Contribution" means the aggregate contributions made by a Member to the Company pursuant to Article III as of the date in question, as shown opposite such Member's name on Schedule A, as the same may be amended from time to time.

                  "Carry Member" means KAT Group, L.P.

                  "Carry Member Valuation" has the meaning given that term in
         Section 12.2(a).

                  "Certificate" means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the Office of the Secretary of State of the State of Delaware pursuant to the Act.

                  "Challenge Notice" has the meaning given that term in Section 12.2(b).

                  "Change of Control" means, with respect to any specified Person, the occurrence of any of the following: (i) the Transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of such specified Person and its Subsidiaries other than to any of its Affiliates; or
         (ii) the consummation of any transaction or series of related transactions (including any merger or consolidation) the result of which is that any Person (or group of Persons, as determined under Section 13(d)(3) of the Exchange Act) other than Affiliates of such specified Person becomes the beneficial owner (as determined under rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the voting stock or other equity interests of such specified Person (measured by voting power rather than the number of shares or other equity securities). Notwithstanding the foregoing, a Change of Control of ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001, UBS Capital Americas II, LLC or any of their respective Permitted Transferees, as the case may be, shall not be deemed to be a Change of Control in respect of such Person, for purposes of this Agreement.

                  "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

                  "Committees" has the meaning given that term in Section
         5.9(a).

                  "Company" means the Delaware limited liability company formed pursuant to the Certificate and this Agreement.

                  "Competitor" has the meaning given that term in Section 6.8(b)(ii).

                  "Contesting Member" has the meaning given that term in Section 12.2(b).

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Convertible Securities" means with respect to the Company or the Operating Company, as the case may be, rights, warrants, options or other convertible or exchangeable securities (including debt securities), in each case exercisable for or convertible or exchangeable into or otherwise conferring upon the holder thereof the right to acquire, directly or indirectly, equity securities of the Company or the Operating Company, as the case may be (whether at the time of issuance or upon the passage of time or the occurrence of some future event).

                  "Corporation" means a corporation for profit organized under the General Corporation Law of the State of Delaware.

                  "Covered Person" means: (a) a Member, a Representative, the Tax Matters Member or a liquidating trustee in each case in his or its capacity as such; (b) any Affiliate of a Member, Representative, the Tax Matters Member or a liquidating trustee; and (c) any Person of which a Representative is an officer, director, shareholder, partner, member, employee, representative or agent.

                  "Credit Agreement" means the Credit Agreement dated as of December 10, 2003 among Atrium Companies, Inc. and the other parties thereto, as in effect on the date hereof (without giving effect to any amendment or waiver thereof not previously agreed to in writing by the Kenner Group, the ML Group and the UBS Group).

                  "Election Period" has the meaning given that term in Section 3.5(b).

                  "Electing Member" has the meaning given that term in Section 4.5(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Excess Amount" has the meaning given that term in Section 9.2(a).

                  "Exit Triggering Members" means (i) prior to the third anniversary of the date hereof, all of the Kenner Group, the ML Group and the UBS Group, (ii) after the third anniversary of the date hereof and prior to the fifth anniversary of the date hereof, the Kenner Group and either the ML Group or the UBS Group, and (iii) thereafter, any two of the Kenner Group, the ML Group and the UBS Group.

                  "Family Group" means, with respect to any Member that is a natural person, (i) such Member's spouse (including any former spouse),
         (ii) the immediate family members, ancestors and descendants (whether natural or adopted) of such Member and/or such Member's spouse (including any former spouse), and (iii) any trust or similar entity established for the primary benefit of such Member or any of the Persons identified in clauses (i) and (ii).

                  "Final Valuation" has the meaning given that term in Section 12.2(e).

                  "First Offer Notice" has the meaning given that term in
         Section 9.2(a).

                  "Fiscal Year" of the Company means the calendar year.

                  "GAAP" means United States generally accepted accounting principles, on a consistent basis throughout the periods involved.

                  "HSR Act" has the meaning set forth in Section 4.5.

                  "Indebtedness" shall have the meaning set forth in the Credit Agreement.

                  "Indemnified Costs" has the meaning given that term in Section 6.4.

                  "Indemnifying Member" has the meaning given that term in
         Section 6.9

                  "Initial Organizational Member" means KAT Holdings, L.P.

                  "Investment" means, with respect to any specified Person: (i) any advance, loan or other extension of credit (excluding operating deposit accounts and certificates of deposit with banks in the ordinary course of business consistent with past practice, Permitted Investments, accounts receivable, trade credit, advances to customers, travel and similar advances to officers and employees in the ordinary course of business consistent with past practice) or capital contribution to another Person (other than a wholly owned Subsidiary of such specified Person) by means of (A) any Transfer of cash or other property (tangible or intangible) to such other Person, (B) any payment for property or services for the account or use of such other Person, or (C) any guarantee of any Indebtedness of such other Person or creation or assumption of any other contingent liability in respect of any Indebtedness of such other Person; or (ii) any purchase, acquisition or ownership by such specified Person of any non-Controlling interest issued or owned by any other Person (other than a wholly owned Subsidiary of such specified Person) (whether in the form of equity securities, equity-linked securities, derivative securities or convertible securities (including any interests in any partnership or joint venture)).

                  "Issuance Notice" has the meaning given that term in Section 3.5(b).

                  "Kenner Closing Fee" means a fee of $8,000,000 payable by the Operating Company or any of its Subsidiaries to JLK Operations, Inc. or any of its Affiliates within 60 days following the date hereof pursuant to the Management Agreement.

                  "Kenner Group" means initially KAT Holdings, L.P. and KAT Group, L.P. and shall include (i) any Affiliate of KAT Holdings, L.P. or KAT Group, L.P. which becomes a Member or a stockholder of the Operating Company pursuant to the terms of this Agreement or the Stockholders Agreement, and (ii) any Transferee of Units, Operating Company Shares or Convertible Securities of KAT Holdings, L.P., KAT Group, L.P. or any of their respective Transferees, pursuant to a Transfer made in accordance with the terms and conditions hereof or of the Stockholders Agreement and which becomes a Member pursuant to the terms of this Agreement or a stockholder of the Operating Company pursuant to the terms of the Stockholders Agreement. As of any time, the act of those Persons holding a majority of the Operating Company Share Equivalents held by the Kenner Group as of such time shall be the act of the Kenner Group for all purposes under this Agreement (including for purposes of Sections 5.2, 5.14, 9.4, 9.5, 9.6 and 9.8) and the Stockholders Agreement.

                  "Kenner Investment Percentage" means 48.5576%.

                  "Kenner Management Fee" means a management fee of $250,000 per Fiscal Year payable by the Operating Company to KAT Holdings, L.P. pursuant to the Management Agreement.

                  "Kenner Member" means any Member comprising part of the Kenner Group.

                  "Kenner Representatives" has the meaning given that term in
         Section 5.2(b).

                  "Key Executives" means (i) any officer of Atrium Corporation, or (ii) any employee of, or consultant to, an Atrium Group Company with a base compensation in excess of $250,000 per annum.

                  "Leveraged Recapitalization Transaction" means a transaction or series of related transactions involving the incurrence by an Atrium Group Company of Indebtedness or issuance of preferred stock (which may or may not be secured by the assets of an Atrium Group Company) followed by the payment of an extraordinary dividend or other distribution to the holders of its equity securities.

                  "Liquidator" means the Person responsible for winding up the Company pursuant to Section 10.2 hereof.

                  "Losses" means items of Company loss and deduction determined according to Code Section 703(a).

                  "Management Agreement" means the Management Consulting Agreement dated as of December 10, 2003, among Atrium Corporation, Atrium Companies, Inc., and JLK Operations, Inc., an Affiliate of Kenner and Company, as the same may be amended or modified.

                  "Marketable Securities" means any securities (i) which are (A) readily marketable on an United States national securities exchange or the NMS or (B) traded over-the-counter (other than on the MNS), (ii) which are not subject to any holdback, lock-up, market standoff or similar agreement or any restriction on the disposition thereof under the terms of any other agreement or of any law, regulation or policy, and (iii) which the holder (or in the case of a proposed distribution hereunder, the proposed distributees) thereof may sell immediately to the general public pursuant to an effective registration statement under the Securities Act or under Rule 144 under the Securities Act without the necessity of any federal, state or local government consent, approval or filing (other than any notice filings of the type required pursuant to Rule 144(h) under the Securities Act) and without violation of federal or state securities laws.

                  "Material Adverse Effect" means any event, circumstance, occurrence, fact, condition, change or effect that, with or without the passage of time, the giving of notice or both, is, or could reasonably be expected to be, materially adverse to (i) the business, properties, assets, operations, results of operations, conditions (financial or otherwise) or liabilities of the Atrium Group Companies taken as a whole, (ii) the ability of the Atrium Group Companies to perform on a timely basis any material obligation under this Agreement or any other agreement to which it is a party, or
         (iii) the industry or specific markets in which any of the Atrium Group Companies competes.

                  "Member" means each Person that from time to time executes a counterpart of this Agreement as a member of the Company as provided herein, so long as such Person continues as a Member and is reflected as such in the books and records of the Company, in each case in such Person's capacity as a member of the Company. For purposes of the Act, the Members shall constitute a single class or group of members.

                  "Membership Interest" means a Member's interest in the Company, including such Member's economic interest and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to or otherwise participate in any decision or action of or by the Members and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act. Each Member's Membership Interest is represented by the number of Units set forth next to each Member's name on Schedule A under the heading "Units".

                  "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 27, 2003, as amended, by and among Kat Holdings, Inc., a Delaware corporation, KAT Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Kat Holdings, Inc., Atrium Corporation, a Delaware corporation, and each of the Persons listed on the Merger Agreement signature pages, (without giving effect to any amendment or waiver thereof not previously agreed to in writing by the Kenner Group, the ML Group and the UBS Group).

                  "ML Carry Percentage" means 7.8805%.

                  "ML Closing Fee" means a fee of $1,000,000 payable by the Operating Company or any of its Subsidiaries to Merrill Lynch Global Partners, Inc. or any of its Affiliates pursuant to the ML Fee Agreement at the closing of the purchase and sale of its Units under the Unit Purchase Agreement.

                  "ML Fee Agreement" means the Fee Agreement dated as of December 10, 2003, among the Operating Company, Atrium Companies, Inc. and Merrill Lynch Global Partners, Inc., as the same may be amended or modified.

                  "ML Group" means initially ML IBK Positions, Inc. and Merrill Lynch Ventures L.P. 2001 and shall include (i) any Affiliate of ML IBK Positions, Inc. or Merrill Lynch Ventures L.P. 2001 which becomes a Member or a stockholder of the Operating Company pursuant to the terms of this Agreement or the Stockholders Agreement, and (ii) any Transferee of Units, Operating Company Shares or Convertible Securities of ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001 or any of their respective

         Transferees pursuant to a Transfer made in accordance with the terms and conditions hereof or of the Stockholders Agreement and which becomes a Member pursuant to the terms of this Agreement or a stockholder of the Operating Company pursuant to the terms of the Stockholders Agreement. As of any time, the act of those Persons holding a majority of the Operating Company Share Equivalents held by the ML Group as of such time shall be the act of the ML Group for all purposes under this Agreement (including for purposes of Sections 5.2, 5.14, 9.4, 9.5, 9.6 and 9.8) and the Stockholders Agreement.

                  "ML Investment" means $54,353,721.

                  "ML Investment Percentage" means 21.6158%.

                  "ML Member" means any Member comprising part of the ML Group.

                  "ML Nominee and Sharing Agreement" means the Atrium Investor Nominee and Sharing Agreement, among ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001 and KAT Group, L.P., in substantially the form attached hereto as Exhibit D, as the same may be amended or modified.

                  "ML Representative" has the meaning given that term in Section 5.2(c).

                  "ML Subject Distributions" means, as of the date of determination, the sum of (i) the distributions received by the ML Members pursuant to Section 4.2(b), plus (ii) the aggregate distributions received by the Investor (as such term is defined in the ML Nominee and Sharing Agreement) pursuant to Section 2.2 of the ML Nominee and Sharing Agreement.

                  "NMS" means the National Market System of the National Association of Securities Dealers, Inc.

                  "New Units" has the meaning given that term in Section 3.5(a).

                  "Offer Price" has the meaning given that term in Section
         9.2(a).

                  "Offered Securities" has the meaning given that term in
         Section 9.2(a).

                  "Officer" means each Person who has been designated as, and who has not ceased to be, an officer of the Company pursuant to Section
         5.13 hereof, subject to the resolution of the Board appointing such Person as an officer of the Company.

                  "Operating Company" means Atrium Corporation, a Delaware corporation.

                  "Operating Company Share Equivalents" means, with respect to any Person as of any time, (i) the aggregate number of Operating Company Shares then owned by such Person plus (ii) the aggregate number of Operating Company Shares (without duplication with any Operating Company Share included in clause (i) above) that would then be owned by such Person assuming (A) if applicable, the redemption of all Units then owned by such Person pursuant to Section 4.5(b) (including Units issuable pursuant to then exercisable Convertible Securities of the Company), and (B) the conversion of all then currently exercisable Convertible Securities of the Operating Company then owned by such Person. The ownership by each Person comprising part of the Kenner Group, the ML Group or the UBS Group of Operating Company Share Equivalents on the date hereof (indicating the number of Units, Convertible Securities of the Company and Convertible Securities of the Operating Company and the percentage interest of such Person in the Operating Company Share Equivalents deemed outstanding) shall be set forth on Schedule C hereto. From time to time the Company shall amend Schedule C hereto solely to reflect changes in any such Person's ownership of Operating Company Share Equivalents effected in compliance with this Agreement and the Stockholders Agreement.

                  "Operating Company Shares" means (i) shares of common stock of the Operating Company, (ii) any other shares of Operating Company capital stock issued from time to time, or (iii) any equity securities of the Operating Company issued with respect to the securities referred to in clause (i) or (ii) above by way of a payment-in kind, stock dividend, or stock split or in connection with a recapitalization.

                  "Operating Company Share Proceeds" means net proceeds (whether in cash, securities or other property) received by the Company as a result of (i) any Transfer of the Operating Company Shares held by it in compliance with this Agreement, and (ii) any payment of dividends or other distributions made to the Company by the Operating Company in respect of the Operating Company Shares held by the Company.

                  "Original Agreement" has the meaning given that term in the Recitals.

                  "Other Members" has the meaning given that term in Section 9.3(a).

                  "Person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

                  "Permitted Investments" shall mean, for any Person: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; or (f) money market mutual funds that invest primarily in the foregoing items.

                  "Permitted Transferees" has the meaning given that term in
         Section 9.1(f).

                  "Priority Return" means an amount in the nature of interest at the rate of 10% per annum, compounded annually, on the amount from time to time of the Unrecovered ML Investment or the Unrecovered UBS Investment, as the case may be. For the avoidance of doubt, Priority Return shall continue to compound annually notwithstanding that the Unrecovered ML Investment or the Unrecovered UBS Investment, as the case may be, has been reduced to zero.

                  "Pro Rata Amount" has the meaning given that term in Section 3.5(a).

                  "Profits" means items of Company income and gain determined according to Code Section 703(a).

                  "Proportionate Interest" has the meaning given that term in
         Section 9.2(b).

                  "Proposed Sale" has the meaning given that term in Section 9.2(a).

                  "Proposed Transferee" has the meaning given that term in
         Section 9.3(a).

                  "Purchase Agreement" means the Stock Purchase Agreement dated as of the date hereof, between the Company and KAT Holdings, Inc. and acknowledged and agreed to by KAT Holdings, L.P., ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001 and UBS Capital Americas II, LLC.

                  "Qualified Public Offering" means the consummation of an underwritten public offering of the Company's common equity securities or of Operating Company Shares that are listed for trading on the New York Stock Exchange or the NASDAQ National Market (or any successor exchange, market or organization thereto) resulting (i) in net proceeds for the Company or the Operating Company, as the case may be, of at least $100,000,000, and (ii) a price per Company's common equity security or per Operating Company Share, as the case may be, of at least $2,000, as adjusted for any stock dividend, split, reverse split, combination, reclassification, merger, recapitalization or other transaction.

                  "Reclassified Securities" has the meaning given that term in
         Section 9.8(b).

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 10, 2003 by and among the Operating Company and the other parties thereto, as amended from time to time.

                  "Related Party" means any (i) Member, Representative or Officer of the Company, (ii) any shareholder, officer, director or Key Executive of the Operating Company or any of its Subsidiaries, or (iii) any Affiliate of any such Person.

                  "Representative" means each of the then current Kenner Representatives, ML Representative, UBS Representative and Special Kenner Representatives, each as defined in Section 5.2.

                  "Rollover Amount" means $10,646,279.

                  "Rollover Shares" means (i) 10,646.279 Operating Company Shares held on the date hereof (after giving effect to the Merger pursuant to the Merger Agreement) by ML IBK Positions, Inc., and (ii) any equity securities of the Operating Company issued with respect to the Operating Company Shares referred to in clause (i) by way of a payment-in kind, stock dividend, or stock split or in connection with a recapitalization.

                  "Rule 144" means Rule 144 promulgated under the Securities Act or any successor provision.

                  "Sale of the Company" means a sale of the Company pursuant to which the acquiror(s) acquire(s) (i) 100% of the Units then outstanding on a fully diluted basis (assuming the exercise, exchange or conversion, as the case may be, of all the then outstanding Convertible Securities of the Company) (whether by merger, consolidation, sale or transfer of the Company's equity securities or otherwise) or (ii) all or substantially all of the Company's assets on a consolidated basis (whether by way of sale of equity securities or assets).

                  "Sale of the Operating Company" means a sale of the Operating Company pursuant to which the acquiror(s) acquire(s) (i) 100% of the Operating Company Shares then outstanding on a fully diluted basis (assuming the exercise, exchange or conversion, as the case may be, of all the then outstanding Convertible Securities of the Operating Company) (whether by merger, consolidation, sale or transfer of the Company's equity securities or otherwise), or (ii) all or substantially all of the Operating Company's assets on a consolidated basis (whether by way of sale of equity securities or assets).

                  "SEC" means the Securities and Exchange Commission or any successor agency thereto that administers the Securities Act and the Exchange Act.

                  "Selling Member" has the meaning given that term in Section 9.2(a).

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Special Kenner Representatives" has the meaning given that term in Section 5.2(e).

                  "Stockholders Agreement" means the Stockholders Agreement of the Operating Company dated as of the date hereof, among the Operating Company, the Company and the other parties thereto, in substantially the form of Exhibit C hereto, as the same may be amended or modified.

                  "Subsidiary" or "subsidiary" of a Person is any corporation, partnership, association or other entity that is directly or indirectly through one or more intermediaries, Controlled by such Person.

                  "Tag Along Notice " has the meaning given that term in Section 9.3(a).

                  "Tag Along Percentage" has the meaning given that term in
         Section 9.3(c).

                  "Tag Along Sale" has the meaning given that term in Section 9.3(a).

                  "Tax Matters Member" has the meaning given to that term in
         Section 8.2.

                  "Taxable Year" means the Company's taxable year ending December 31 (or part thereof, in the case of the Company's last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by Board.

                  "Transfer" means any sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest in, or other disposition of or encumbrance (including by operation of law) and the terms "Transferee," "Transferor," "Transferring," and "Transferred" shall have correlative meanings.

                  "Transferring Member" has the meaning given that term in
         Section 9.3(a).

                  "UBS Carry Percentage" means 7.0000%.

                  "UBS Closing Fee" means a fee of $1,000,000 payable by the Operating Company or any of its Subsidiaries to UBS Capital Americas, LLC or any of its Affiliates within 60 days after the date hereof pursuant to the UBS Fee Agreement.

                  "UBS Fee Agreement" means the Fee Agreement dated as of December 10, 2003, among the Operating Company, Atrium Companies, Inc. and UBS Capital Americas, LLC, as the same may be amended or modified.

                  "UBS Group" means initially UBS Capital Americas II, LLC and shall include (i) any Affiliate of UBS Capital Americas II, LLC which becomes a Member or a stockholder of the Operating Company pursuant to the terms of this Agreement or the Stockholders Agreement, and (ii) any Transferee of Units, Operating Company Shares or Convertible Securities of UBS Capital Americas II, LLC or any of their respective Transferees pursuant to a Transfer made in accordance with the terms and conditions hereof or of the Stockholders Agreement and which becomes a Member pursuant to the terms of this Agreement or a stockholder of the Operating Company pursuant to the terms of the Stockholders Agreement. As of any time, the act of those Persons holding a majority of the Operating Company Share Equivalents held by the UBS Group as of such time shall be the act of the UBS Group for all purposes under this Agreement (including for purposes of Sections 5.2, 5.14, 9.4, 9.5, 9.6 and 9.8) and the Stockholders Agreement.

                  "UBS Investment" means $75,000,000.

                  "UBS Investment Percentage" means 29.8266%.

                  "UBS Member" means any Member comprising part of the UBS
         Group.

                  "UBS Nominee and Sharing Agreement" means the Atrium Investor Nominee and Sharing Agreement, between UBS Capital Americas II, LLC and KAT Group, L.P, in substantially the form attached hereto as Exhibit D, as the same may be amended or modified.

                  "UBS Representative" has the meaning given that term in
         Section 5.2(d).

                  "UBS Subject Distributions" means, as of the date of determination, the sum of (i) the aggregate distributions received by the UBS Members pursuant to Section 4.2(c), plus (ii) the distributions received by the Investor (as such term is defined in the UBS Nominee and Sharing Agreement) pursuant to Section 2.2 of the UBS Nominee and Sharing Agreement.

                  "Unrecovered ML Investment" of the ML Group as of any date shall mean the ML Investment less the total ML Subject Distributions received by the ML Members on or prior to such date.

                  "Unrecovered UBS Investment" of the UBS Group as of any date shall mean the UBS Investment less the total UBS Subject Distributions received by the UBS Members on or prior to such date.

                  "Unit" means a Membership Interest of a Member in the Company representing a fractional part of the Membership Interests of all Members.

                  "Unit Purchase Agreement" means the Unit Purchase Agreement dated as of the date hereof, among the Company, KAT Holdings, L.P., ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001 and UBS Capital Americas II, LLC.

Other terms defined in this Agreement have the meanings so given them.

                  1.2 GENERAL INTERPRETATIVE PROVISIONS. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine and feminine forms. Words such as "herein", "hereafter", "hereto", "hereby" and "hereunder", when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires. The words "include", "includes", "included", "including" and "such as" shall be construed as if followed by the phrase "without being limited to". No distinction in interpretation shall be made between the terms "shall" and "will". A reference to a particular gender means a reference to any gender.

                                   ARTICLE II
                                  ORGANIZATION

                  2.1 FORMATION. The Company has been organized as a Delaware limited liability company by the execution and filing of the Certificate by an authorized person (within the meaning of the Act), under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

                  2.2 NAME. The name of the Company is "ATR Acquisition, LLC" and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Board may select from time to time.

                  2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Board may designate from time to time.

                  2.4 PURPOSES AND POWERS. The nature or purpose of the business to be conducted or promoted by the Company is limited to owning, managing, supervising and/or disposing of the Operating Company Shares. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

                  2.5 FOREIGN QUALIFICATION. The Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent, in the reasonable judgment of the Board, such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business. The Board may and, at the request of the Board or any Officer, each Member shall, execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

                  2.6 TERM. The term of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of Delaware and shall continue in existence until its dissolution pursuant to Section 10.1.

                  2.7 NO STATE-LAW PARTNERSHIP. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purposes other than federal and other applicable tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and other applicable tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

                                   ARTICLE III
               MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL UNITS

                  3.1 MEMBERS.

                           (a) Names, etc. Subject to the following sentence,
the name, residence, business or mailing addresses, Capital Contributions and the Units of each Member are set forth on Schedule A, as such Schedule shall be amended from time to time in accordance with the terms of this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. Each Person listed on Schedule A as of the date of this Agreement, upon (i) his, her or its execution of this Agreement or counterpart thereof and (ii) receipt of such Person's Capital Contribution as set forth on Schedule A, is hereby admitted to the Company as a Member. Additional Members shall be admitted to the Company on the terms and subject to the conditions set forth elsewhere in this Agreement.

                           (b) Representations and Warranties of Members. Each
Member hereby represents and warrants to and acknowledges with the Company that:
(i) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto;
(ii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iii) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (iv) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws or they are disposed of in compliance with an applicable exemption from such registration and qualification and the provisions of this Agreement have been complied with; (v) such Member is an "accredited investor" as such term is defined in the Securities Act and a "qualified purchaser" as such term is defined in the Investment Company Act of 1940, as amended; (vi) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound; and (vii) this Agreement is valid, binding and enforceable against such Member in accordance with its terms.

                  3.2 INITIAL CAPITAL CONTRIBUTIONS. Each Member shall make a Capital Contribution to the Company in cash in the amount set forth opposite such Member's name on Schedule A hereto. Upon receipt of the Capital Contribution set forth opposite such Member's name on Schedule A, each Member shall be deemed to own the number of Units set forth opposite such Member's name on Schedule A.

                  3.3 ADDITIONAL CAPITAL CONTRIBUTIONS; LOANS BY MEMBER. Except for the Capital Contributions of the Members required to be made pursuant to
Section 3.2, no Member shall be required to make any Capital Contributions without the unanimous written consent of the Members and no Member shall be permitted to make any Capital Contributions other than in compliance with the other provisions of this Agreement. No Member, as such, shall be required to lend any funds to the Company.

                  3.4 UNITS; ISSUANCE OF ADDITIONAL UNITS; ADDITIONAL MEMBERS.

                           (a) Units. The Membership Interests shall be
represented by Units.

                           (b) Additional Units. The Board shall have the right
to cause the Company to issue to or sell to any Person (including Members and Affiliates of Members) any of the following (which for purposes of this Agreement shall be "Additional Units"): (i) additional Units in the Company (including new classes or series thereof having different rights); or (ii) Convertible Securities of the Company. The Board shall determine the terms and conditions governing the issuance of such Additional Units, including the number and designation of such Additional Units, the preference (with respect to distributions, in liquidation or otherwise) over any other Units and any required contributions in connection therewith.

                           (c) Additional Members and Units. In order for a
Person to be issued additional Units and be admitted as a Member of the Company with respect to an Additional Unit: (i) such Person shall have delivered to the Company a written undertaking in the form of Exhibit B to be bound by the terms and conditions of this Agreement and shall have delivered such other documents and instruments as the Board determines to be necessary or appropriate in connection with the issuance of such Additional Unit to such Person or to effect such Person's admission as a Member; and (ii) the Board or the secretary of the Company shall amend Schedule A without the further vote, act or consent of any other Person to reflect such new Person as a Member and shall provide a copy of such amended Schedule A to each Member.

Upon the amendment of Schedule A, such Person shall be listed as such on the books and records of the Company and thereupon shall be deemed to have been issued its Units. If an Additional Unit is issued to an existing Member, the Board or the secretary of the Company shall amend Schedule A without the further vote, act or consent or any other Person to reflect the issuance of such Additional Unit, shall provide a copy of such amended Schedule A to each Member, and, upon the amendment of such Schedule A, such Member shall be deemed to have been issued its Additional Unit.

                           (d) This Section 3.4 is subject to Section 3.5 and
Section 5.14.

                  3.5 PREEMPTIVE RIGHTS.

                           (a) If the Company proposes to issue any Units or
Convertible Securities of the Company to any Person after the date hereof (the "New Units"), each Member shall have the right to purchase all or a portion of that number of New Units equal to the product of (i) the total number of New Units proposed to be issued, multiplied by (ii) a fraction, (A) the numerator of which is the number of Units held by such Member immediately prior to the proposed issuance on a fully diluted basis (assuming the exercise, exchange or conversion, as the case may be, of all the then exercisable Convertible Securities of the Company held by such Member) and (B) the denominator of which is the total number of Units which are held by all Members immediately prior to the proposed issuance on a fully diluted basis (assuming the exercise, exchange or conversion, as the case may be, of all the then exercisable Convertible Securities of the Company held by all Members) (such amount, the "Pro Rata Amount"); provided, however, that if a Member elects not to exercise its rights pursuant to this Section 3.5, whether in full or in part, each other Member shall have the right to subscribe for the unsubscribed portion of such non-electing Member's Pro Rata Amount (the "New Units Excess Amount"). If the subscription by each other Member for the non-electing Member's New Units Excess Amount exceeds such New Units Excess Amount, each other Member shall be entitled to subscribe for the pro rata portion of such New Units Excess Amount based on the ratio that the number of Units held by such other Member on such date on a fully diluted basis (assuming the exercise, exchange or conversion, as the case may be, of all the then exercisable Convertible Securities of the Company held by such other Member) bears to the aggregate number of Units held by all such other Members on a fully diluted basis (assuming the exercise, exchange or conversion, as the case may be, of all the then exercisable Convertible Securities of the Company held by all such other Members) (with the provisions of this sentence to be applied repeatedly, until all of the New Units have been allocated, or no Member wishes to subscribe for any of the New Units that remain unallocated).

                           (b) The Company shall give each Member written notice
of any proposed issuance of New Units (the "Issuance Notice") describing the price and terms upon which the Company proposes to issue such New Units. During the 15-day period following the date of delivery of the Issuance Notice (the "Election Period") each Member may exercise his, her or its right to purchase New Units in accordance with this Section 3.5, for the price and upon the terms and conditions specified in the Issuance Notice by giving written notice to the Company and stating therein the quantity of New Units to be purchased.

                           (c) In the event that any Member fails to exercise
its right to purchase any New Units which it is entitled to purchase under
Section 3.5(a), the Company shall have 90 days following the Election Period to issue the New Units not elected to be purchased by Members at the price and upon terms not more favorable to the prospective purchasers of such New Units than those specified in the Issuance Notice. In the event the Company has not issued the New Units within such 90-day period, the Company shall not thereafter issue or otherwise Transfer such New Units without first offering such New Units to the Members in the manner provided in this Section 3.5.

                           (d) If Members and third parties do not elect to
purchase all of the New Units set forth in the Issuance Notice, then the Company may elect not to issue, and any Member may elect not to purchase, any New Units. If a Member elects to purchase any New Units pursuant to this Section 3.5, the closing of such purchase shall occur concurrently with any purchase of the New Units set forth in the Issuance Notice that other Members and third parties have elected to purchase at such time (but not earlier than 30 days after the date of the Issuance Notice) and at such location selected by the Company. At the consummation of any purchase and sale of New Units pursuant to this Section 3.7:
(i) the Company shall deliver such documents or instruments reasonably required by counsel for the Member to consummate such purchase and sale; (ii) the Member will deliver the cash consideration payable by wire transfer of immediately available funds to an account or accounts designated in writing by the Company (such designation to be made no later than two Business Days prior to the date of such consummation); (iii) the Company shall deliver to the Member a written representation that the New Units are being purchased and sold free and clear of any and all liens or other encumbrances; and (iv) the Member shall deliver to the Company such written investment representations as may reasonably be required by counsel to the Company for securities laws purposes and all other applicable representations and warranties as required of other purchasers of New Units.

                           (e) Any right of a Member to acquire New Units of the
Company pursuant to this Section 3.5 may be assigned by such Member to any of its Affiliates.

                           (f) Any right of the Company to acquire Operating
Company Shares or Convertible Securities of the Operating Company pursuant to the preemptive rights set forth in Article VI of the Stockholders Agreement or otherwise are hereby assigned to the Members on a pro rata basis, based on their proportionate ownership of outstanding Units. Each Member shall, in its sole and absolute discretion, be entitled to exercise any such rights.

                           (g) No additional Member shall be admitted to the
Company pursuant to this Section 3.5 unless and until the conditions of Section 3.4(c) are satisfied.

                           (h) Anything in this Section 3.5 to the contrary
notwithstanding, no issuance of New Units may be made without prior compliance in full with the requirements of Section 5.14(b)(i).

                  3.6 LIABILITY OF MEMBERS.

                           (a) General. In no event shall any Member (or former
Member) have any liability for the repayment or discharge of the debts and obligations of the Company, or for the repayment of any Capital Contribution of any other Member, or, subject to Section 3.6(b), be obligated to make any contribution to the Company.

                           (b) Liability for Amounts Wrongfully Distributed. The
Members hereby agree that, except as otherwise expressly provided herein or required by applicable law, no Member shall have an obligation to return money or other property paid or distributed to such Member in violation of the Act. The agreement set forth in the immediately preceding sentence shall be deemed to be a compromise for purposes of Section 18-502(b) of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such return, such obligation shall be the obligation of such Member and not of any other Person.

                  3.7 MEETINGS; ACTION BY THE MEMBERS.

                           (a) Meetings.

                           (i) The Members shall meet at least annually to
                  discuss Company matters and to conduct voting on such matters as require the consent of the Members. Such meetings shall take place on such date, at such time and at such location as the Board may specify in a notice delivered to each Member at least 10 days prior to the date specified in such notice. In addition, any Member or Members holding an aggregate of at least 10% of the Operating Company Share Equivalents may call a special meeting of all the Members at any time by giving notice in the manner specified in the preceding sentence. A Member may waive notice of any meeting, before or after the date of the meeting, by delivering a signed waiver to the Company for inclusion in the minutes of the Company. A Member's attendance at any meeting, in person or by proxy: (1) waives objection to lack of notice or defective notice of the meeting, unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the Member objects to considering the matter when it is presented.

                           (ii) Any action required or permitted to be taken at
                  any annual or special meeting of Members under Section 3.7(a)(i) may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by or on behalf of Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote on such matter were present and voted.

                           (b) Special Section 5.14(b) Meetings.

                           (i) The Kenner Group, the ML Group and the UBS Group
                  shall hold special meetings to conduct voting on any matter requiring the consent of such Members pursuant to Section 5.14(b). Such meetings shall be called by the Board as soon as practicable after any Atrium Group Company seeks the consent of such Members pursuant to Section 5.14(b). Such meetings shall take place on such date, at such time and at such location as the Board may specify in a notice delivered to each Member at least two days prior to the date specified in such notice. In addition, any of the Kenner Group, the ML Group or the UBS Group may call a special meeting of such Members to conduct voting on any matter requiring the consent of such Members pursuant to Section 5.14(b) at any time after becoming aware that any Atrium Group Company contemplates to take or cause to be taken any action requiring the consent of such Members pursuant to Section 5.14(b) by giving notice in the manner specified in the preceding sentence. A Member may waive notice of any meeting under this Section 3.7(b)(i), before or after the date of the meeting, by delivering a signed waiver to the Company for inclusion in the minutes of the Company. A Member's attendance at any meeting, in person or by proxy: (1) waives objection to lack of notice or defective notice of the meeting under this Section 3.7(b)(i), unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the Member objects to considering the matter when it is presented.

                           (ii) Any action required or permitted to be taken at
                  a meeting under Section 3.7(b)(i) may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by or on behalf of all of the Kenner Group, the ML Group and the UBS Group.

                           (iii) The rights of the Kenner Group, the ML Group or
                  the UBS Group, as the case may be, to participate in a meeting under Section 3.7(b)(i) (or to approve an action as provided in Section 3.7(b)(ii)) shall terminate as such time as the Kenner Group, the ML Group or the UBS Group, as the case may be, ceases to own at least 10% of the Operating Company Share Equivalents then outstanding.

                           (c) Conduct of Meeting. The Members (including in
respect of a meeting contemplated by Section 3.7(b) may meet in person or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. Each Member may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation in a meeting shall constitute presence in person at the meeting.

                           (d) Record Date. The record date for the purpose of
determining the Members entitled to notice of a Member's meeting, for demanding a special meeting, for voting, or for taking any other action (in each case other than pursuant to Section 3.7(b)) shall be the 15th day prior to the date of the meeting or other action.

                           (e) Proxies. A Member may appoint a proxy to vote or
otherwise act for such Member pursuant to a written appointment form executed by the Member or the Member's duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Board. A proxy appointment is valid for eleven (11) months unless otherwise expressly stated in the appointment form.

                           (f) Quorum. At any meeting of Members, the presence
of Members entitled to cast at least a majority of the total votes of all the Members entitled to vote at such meeting constitutes a quorum; provided, however, that in the case of a meeting contemplated by Section 3.7(b), the presence of at least one Kenner Member designated in writing by the Kenner Group, one ML Member designated in writing by the ML Group and one UBS Member designated in writing by the UBS Group shall constitute a quorum.

                  3.8 ADJOURNMENT. At any meeting of Members of the Company, if less than a majority of the total number of votes entitled to be cast by all Members is present, a majority of the Members present in person or by proxy and entitled to vote, shall have the power to adjourn the meeting to another time, place and date without notice other than by announcement at the meeting so adjourned. Any business may be transacted at any adjourned meeting that could have been transacted at the meeting originally noticed, but only those Members entitled to vote at the meeting originally noticed shall be entitled to vote at any adjourned meeting. Notwithstanding the foregoing, if the adjournment is for more than thirty (30) days from the date of the meeting originally noticed, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to notice hereunder and all such Members shall be entitled to vote as otherwise provided herein.

                  3.9 VOTING RIGHTS. Except as specifically provided herein (including in Section 5.14) or otherwise required by applicable law, the Members shall be entitled to one vote per Unit held by them on all matters to be voted on by the Members.

                  3.10 MEMBER EXPENSES. The Company shall cause the Operating Company to reimburse each Member and its representatives and agents for any reasonable out-of pocket expenses incurred in connection with the monitoring of its investment in the Atrium Group Companies. The Members hereby acknowledge and authorize the execution, delivery and performance, all on behalf of the Operating Company, of the Management Agreement, the ML Fee Agreement and the UBS Fee Agreement.

                                   ARTICLE IV
                DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

                  4.1 GENERALLY. Subject to Section 10.2, any distributions of cash or other assets by the Company to the Members shall be made in accordance with this Article IV.

                  4.2 DISTRIBUTIONS. Subject to the provisions of Section 18-607 of the Act and Sections 4.5, 5.14 and 10.2, distributions shall be made to the Members when and as determined by the Board; provided, however, that distributions with respect to Operating Company Share

Proceeds shall be made to the Members (x) in the case of cash or cash equivalents, promptly after the receipt thereof by the Company, (y) in the case of Marketable Securities, subject to compliance with applicable law, within two Business Days after the receipt thereof by the Company or within two Business Days after the receipt by the Company of the Final Valuation with respect thereto, as the case may be; provided, however, that any distribution under this
Section 4.2 (including with respect to Operating Company Share Proceeds) shall be subject to the retention and establishment of reserves of, or payment to third parties of, such funds as the Board reasonably deems necessary for the reasonable business needs of the Company (including the payment or the making of provision for the payment when due of the Company's obligations). Anything to the contrary herein notwithstanding, the Company shall not distribute securities (other than Marketable Securities). The provisions of this Section shall not apply to future Capital Contributions. Distributions shall be made to the Members as provided in clauses (a), (b) and (c) below, on a pari passu basis, in each case multiplying the aggregate amount being distributed by the appropriate investment percentage, as follows:

                           (a) the Kenner Investment Percentage, with the
product to be distributed to the Kenner Members, pro rata based on their proportionate ownership of the outstanding Units held by the Kenner Group;

                           (b) the ML Investment Percentage, with the product to
be distributed as follows:

                           (i) first, to the ML Members, pro rata based on their
                  proportionate ownership of the outstanding Units held by the ML Group until the ML Members have received ML Subject Distributions equal to the sum of (x) the ML Investment plus
                  (y) the Priority Return;

                           (ii) second, to the Carry Member until the Carry
                  Member has received pursuant to this clause (ii) and Section 2.2(a)(ii) of the ML Nominee and Sharing Agreement an amount equal to the product of (x) the ML Carry Percentage times (y) the sum of (A) the Priority Return distributed to the ML Members pursuant to Section 4.2(b)(i)(y) plus (B) the Priority Return distributed to the Investor (as such terms are defined in the ML Nominee and Sharing Agreement) pursuant to Section 2.2(a)(i)(y) of the ML Nominee and Sharing Agreement plus (C) the amount distributed to the Carry Member pursuant to this clause (ii) plus (D) the amount distributed to the Carry Member pursuant to Section 2.2(a)(ii) of the ML Nominee and Sharing Agreement; and

                           (iii) third, the ML Carry Percentage to the Carry
                  Member and the balance to the ML Members, pro rata based on their proportionate ownership of the outstanding Units held by the ML Group;

                           (c) the UBS Investment Percentage, with the product
to be distributed as follows:

                           (i) first, to the UBS Members, pro rata based on
                  their proportionate ownership of the outstanding Units held by the UBS Group until the UBS

                  Members have received UBS Subject Distributions equal to the sum of (x) the UBS Investment plus (y) the Priority Return;

                           (ii) second, to the Carry Member until the Carry
                  Member has received pursuant to this clause (ii) and Section 2.2(a)(ii) of the UBS Nominee and Sharing Agreement an amount equal to the product of (x) the UBS Carry Percentage times (y) the sum of (A) the Priority Return distributed to the UBS Members pursuant to Section 4.2(c)(i)(y) plus (B) the Priority Return distributed to the Investor (as such terms are defined in the UBS Nominee and Sharing Agreement) pursuant to Section 2.2(a)(i)(y) of the UBS Nominee and Sharing Agreement plus (C) the amount distributed to the Carry Member pursuant to this clause (ii) plus (D) the amount distributed to the Carry Member pursuant to Section 2.2(a)(ii) of the UBS Nominee and Sharing Agreement; and

                           (iii) third, the UBS Carry Percentage to the Carry
                  Member and the balance to the UBS Members, pro rata based on their proportionate ownership of the outstanding Units held by the UBS Group.

                  4.3 ALLOCATION OF PROFITS AND LOSSES. For each Fiscal Year of the Company, after adjusting each Member's Capital Account for all Capital Contributions and distributions during such Fiscal Year, all Profits and Losses shall be allocated to the Members' Capital Accounts as follows:

                           (a) Profits. Profits shall be allocated among the
Members' Capital Accounts in the following priority:

                           (i) first, among the Members with Capital Account
                  deficit balances until those deficit balances are reduced to zero; and

                           (ii) thereafter, in such amount as will increase the
                  Capital Account balance of each Member to the amount such Member would be entitled to receive under Section 4.2 if there were an amount available for distribution equal to the sum of
                  (x) the aggregate Capital Account balances of the Members before the allocation pursuant to this Section 4.3(a)(ii) plus
                  (y) the amount of Profits to be so allocated.

                           (b) Losses. Losses shall be allocated among the
Members' Capital Accounts in the following priority:

                           (i) first, in such amount as will decrease the
                  Capital Account of each Member to the amount such Member would be entitled to receive under Section 4.2 if there were an amount available for distribution equal to (x) the aggregate Capital Account balances of the Members before the allocation pursuant to this Section 4.3(b)(i) less (y) the amount of Losses to be so allocated; and

                           (ii) thereafter, among the Members, pro rata based on
                  their proportionate ownership of the outstanding Units.

                  4.4 TAX ALLOCATIONS. The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and expenses shall be allocated among the Members for tax purposes to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

                  4.5 OPTIONAL REDEMPTION OF UNITS.

                           (a) Subject to compliance with applicable law
(including the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")), at any time and from time to time after the date hereof, any Member may in its sole and absolute discretion elect to receive distributions from the Company consisting of up to such Member's pro rata portion of the Operating Company Shares then held by the Company (based on the proportion that the Units held by such Member (assuming the exercise, exchange or conversion, as the case may be, of all the then exercisable Convertible Securities of the Company held by such Member) immediately prior to any such distribution hereunder bears to the total number of issued and outstanding Units (assuming the exercise, exchange or conversion, as the case may be, of all the then exercisable Convertible Securities of the Company held by all Members)). A Member desiring to make such an election (the "Electing Member") shall deliver written notice of such election to the Company at least 30 days prior to any such proposed distribution. Upon receipt of such notice, the Company (and, if applicable, any other Non-Electing Member) shall take such actions as are reasonably required to effectuate such distribution to the Electing Member (including causing the Operating Company to give effect to the Transfer of the applicable Company's Operating Company Shares to the Electing Member); provided, however, that as a condition to the distribution to any Electing Member of any Operating Company Shares pursuant to this Section 4.5, such Electing Member shall (i) enter into and otherwise become a party to the Stockholders Agreement, and (ii) if applicable, the ML Nominee and Sharing Agreement or the UBS Nominee and Sharing Agreement.

                           (b) The Company shall be responsible for and shall
reimburse (or shall cause the Operating Company or its Subsidiaries to reimburse) each Electing Member for its reasonable out-of-pocket fees and expenses (including legal fees and expenses) incurred in connection with an election pursuant to Section 4.5(a), including any filing fees associated with any filing that the Electing Member may be required to make with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act; provided, however, that the Company shall not be obligated to reimburse an Electing Member more than once for its fees and expenses with respect to a filing by such Member under the HSR Act.

                           (c) The distribution of Operating Company Shares
pursuant to Section 4.5(a), shall, automatically and without the necessity of any action by any Person, effect a redemption of such number of the Electing Member's Units as is necessary so that its aggregate percentage ownership of the Operating Company (i.e., directly through the ownership of securities in the Operating Company and indirectly through the ownership of securities in the

Company) is the same immediately prior to and after giving effect to such distribution of Operating Company Shares; provided, however, that the Board shall make any equitable adjustments as is necessary to avoid the redemption of fractional Units. Upon any such redemption of Units held by the Electing Member pursuant to this Section 4.5, the Board or the secretary of the Company shall amend Schedule A without the further vote, act or consent of any other Person to reflect such redemption and shall provide a copy of such amended Schedule A to each Member.

                           (d) Notwithstanding anything herein to the contrary,
each Member and the Company acknowledges and agrees that upon and as a condition to making a distribution of Operating Company Shares in accordance with this
Section 4.5, it shall remain bound by and subject to the terms of (and shall have all rights under) the following provisions of this Agreement as a "Member" hereunder (but shall not be deemed a "member" for purposes of the Act) notwithstanding the surrender by such Member of all (or any portion of) its Units in accordance with this Section 4.5: Article I; Section 3.7(b); Section 3.7(c); Section 3.7(e); Section 3.7(f); Section 3.10; Article V; Article VI;
Article IX; Article XI and Article XIII.

                           (e) Notwithstanding anything herein to the contrary,
distributions of Operating Company Shares to an Electing Member pursuant to this
Section 4.5 shall not be deemed a distribution of assets to the Members for purposes of Section 4.2.

                                   ARTICLE V
                                   MANAGEMENT

                  5.1 THE BOARD. Except as otherwise expressly provided for herein (including Section 5.14), the Company shall establish a Board of Representatives (the "Board"), which shall manage and control the business and affairs of the Company, and shall possess all rights and powers of managers as provided in the Act and otherwise by law. Except as otherwise expressly provided for herein (including in Section 5.14), the Members hereby consent to the exercise by the Board of all such powers and rights conferred on them by the Act or otherwise by law with respect to the management and control of the Company. No Member and no Representative, in its capacity as such, shall have any power to act for, sign for, or do any act that would bind the Company. The Board shall devote such time and effort to the affairs of the Company as they may deem appropriate for the oversight of the management and affairs of the Company. Each Member acknowledges and agrees that no Member shall, in its capacity as a Member, be bound to devote all or any portion of such Member's business time to the affairs of the Company, and that each Member and such Member's Affiliates do and will continue to engage for such Member's own account and for the account of others in other business ventures. To the fullest extent permitted by applicable law, each Representative shall have such rights and duties as are applicable to directors of a Corporation.

                  5.2 ESTABLISHMENT OF BOARD.

                  (a) Number of Representatives. The authorized number of Representatives constituting the entire Board shall be not more than six.

                  (b) Kenner Representatives. The Kenner Group shall have the right to designate (and to remove and designate successive replacements for (with the notice of such removal or replacement to be given to the Company and each other Person entitled to nominate one or more Representatives to the Board )) two Representatives (the "Kenner Representatives"). Each Kenner Representative may, on prior notice to the Board, from time to time designate an individual (which individual shall be a principal or officer of a Kenner Member) to serve as a limited replacement representative for purposes of attending any meeting of the Board (subject to the prior written consent of the ML Group and the UBS Group as to the designation (but not as to the individual so designated), which consent shall not be unreasonably withheld), in which event, such replacement representatives shall be deemed to have a proxy for that Kenner Representative and shall in all respects be accorded the same power and authority as if such individual were a Kenner Representative.

                  (c) ML Representative. The ML Group shall have the right to designate (and to remove and designate successive replacements for (with the notice of such removal or replacement to be given to the Company and each other Person entitled to nominate one or more Representatives to the Board )) one Representative (the "ML Representative"). The ML Representative may, on prior notice to the Board, from time to time designate an individual (which individual shall be a principal or officer of an ML Member) to serve as a limited replacement representative for purposes of attending any meeting of the Board (subject to the prior written consent of the Kenner Group and the UBS Group as to the designation (but not as to the individual so designated), which consent shall not be unreasonably withheld), in which event, such replacement representative shall be deemed to have a proxy for the ML Representative and shall in all respects be accorded the same power and authority as if such individual were the ML Representative.

                  (d) UBS Representative. The UBS Group shall have the right to designate (and to remove and designate successive replacements for (with the notice of such removal or replacement to be given to the Company and each other Person entitled to nominate one or more Representatives to the Board )) one Representative (the "UBS Representative"). The UBS Representative may, on prior notice to the Board, from time to time designate an individual (which individual shall be a principal or officer of a UBS Member) to serve as a limited replacement representative for purposes of attending any meeting of the Board (subject to the prior written consent of the Kenner Group and the ML Group as to the designation (but not as to the individual so designated), which consent shall not be unreasonably withheld), in which event, such replacement representative shall be deemed to have a proxy for the UBS Representative and shall in all respects be accorded the same power and authority as if such individual were the UBS Representative.

                  (e) Special Kenner Representatives. In addition to the Kenner Representatives, the Kenner Group shall have the right to designate (and to remove and designate successive replacements for) two Representatives (the "Special Kenner Representatives"); provided, however, that the Kenner Group may not designate, remove, or designate successive replacements for, either Special Kenner Representative without the prior written consent of the ML Group and the UBS Group, which consent shall not be unreasonably withheld.

                  (f) Termination of Rights. The rights (but not the obligations) of each of the Kenner Group, the ML Group and the UBS Group set forth in this Section 5.2 shall terminate at such time as the Kenner Group, the ML Group or the UBS Group, as the case may be, ceases to own at least 10% of the Operating Company Share Equivalents then outstanding.

                  (g) Initial Representatives. The following five individuals are the Representatives on the date hereof: Jeffrey L. Kenner and Mark L. Deutsch (the initial Kenner Representatives); Nathan C. Thorne (the initial ML Representative); Justin S. Maccarone (the initial UBS Representative); and Larry Solari (the initial Special Kenner Representative). Each Member agrees that the vacancy on the Board on the date hereof in respect of the second Special Kenner Representative will be filled (if at all) following the date hereof in a manner consistent with the provisions of this Section 5.3 (including Section 5.3(e)).

                  5.3 TERM OF OFFICE. Once designated pursuant to Section 5.2, a Representative shall continue in office until the removal of such Representative in accordance with the provisions of this Agreement or until the earlier death or resignation of such Representative. Any Representative may resign at any time by giving written notice of such Representative's resignation to the Board. Any such resignation shall take effect at the time the Board receives such notice or at any later effective time specified in such notice. Unless otherwise specified in such notice, the acceptance by the Board of such Representative's resignation shall not be necessary to make such resignation effective. Notwithstanding anything herein or at law to the contrary, any Representative may be removed and replaced at any time with or without cause only by the party or parties entitled to designate and/or replace such Representative.

                  5.4 MEETING OF THE BOARD.

                  (a) Meetings. The Board may hold meetings either within or outside the state of Delaware. The Board shall hold regular meetings at least quarterly, at such time and at such place as the Board may designate. Special meetings of the Board shall be held promptly upon the request of any Representative. At least five days (in the case of a regular meeting) or two days (in the case of a special meeting) prior to any meeting of the Board (or, in each case, upon such shorter notice as may be approved by all of the Representatives), the Company shall deliver to each Representative notice, an agenda and any other relevant materials for such meeting, either personally, by mail, by telecopier, by telegram or by any other means of communication reasonably calculated to give notice. Any Representative may waive the requirement of such notice as to himself.

                  (b) Conduct of Meeting. The Board may meet in person or by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other. Each Representative may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear and speak to each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  (c) Quorum. A majority of the Representatives which have been designated pursuant to the provisions of this Agreement and who are then in office shall be necessary to constitute a quorum of the Board for purposes of conducting business; provided, however, that no quorum shall exist unless either one of the Kenner Representatives (if one has been designated pursuant to the provisions of this Agreement), the ML Representative (if one has been designated pursuant to the provisions of this Agreement) and the UBS Representative (if one has been designated pursuant to the provisions of this Agreement) are present at such meeting; provided further, however, that notwithstanding the preceding, the Board shall not have the power to authorize, facilitate or permit any of the actions listed in Section 5.14, other than in accordance with the terms of that Section.

                  5.5 VOTING. Except as otherwise provided in this Agreement, the effectiveness of any vote, consent or other action of the Board or the Representatives in respect of any matter shall require either (a) the presence of a quorum and the affirmative vote of greater than 50% of the votes of the Representatives present or (b) the unanimous written consent (in lieu of meeting) of the Representatives who have been designated and who are then in office. Each Representative shall have one vote with respect to any matter to be voted on by the Board.

                  5.6 RESPONSIBILITY AND AUTHORITY OF THE BOARD. It shall be the responsibility of the Board to provide advice to Officers regarding the overall operation and direction of the Company. The function of the Board shall be similar to the oversight typically provided to a Corporation by its board of directors. The Officers shall, at all times, retain responsibility for the day-to-day management, operation, and control of the Company, subject to the supervision and direction of the Board.

                  5.7 DEVOTION OF TIME. Other than any Representative who may be an Officer, the Representatives shall not be obligated and shall not be expected to devote all or any portion of their time or business efforts to the affairs of the Company.

                  5.8 BOARD OF DIRECTORS OF OPERATING COMPANY; GOVERNANCE OF SUBSIDIARIES. The Company shall, in its capacity as a stockholder of the Operating Company, cause: (i) the composition of the board of directors (or comparable governing body) of the Operating Company and its Subsidiaries to be at all times as specified in the Stockholders Agreement; (ii) the Operating Company and its Subsidiaries to implement fully the governance provisions of this Agreement; and (iii) the board of directors (or comparable governing body) of the Operating Company and each of its Subsidiaries to manage or direct the management of the business and the affairs of such Subsidiary, and to provide to each Representative and observers designated by the Kenner Group, the ML Group and the UBS Group (if any) pursuant to the provisions of this Agreement with all relevant information which reasonably would be considered necessary or advisable in order to manage or direct the business and affairs of the Operating Company or such Subsidiary.

                  5.9 COMMITTEES.

                           (a) The Board may designate from among the
Representatives one or more committees ("Committees") to serve at the pleasure of the Board; provided, however, that the Board may not delegate the overall functioning of the Board to any Committee. Except as required by applicable securities laws or listing requirements, no Committee shall have the right to exercise any power or authority of the Board, and all recommendations of a Committee shall require approval of the Board prior to becoming effective.

                           (b) Each of the ML Group and the UBS Group shall, for
so long as it has the right to designate a Representative, be entitled to designate (remove and replace) a member of the compensation committee and the audit committee of the Board and the board of directors (or comparable governing body) of each other Atrium Group Company, to the extent permitted by applicable law or listing requirements. If at any time the ML Group or the UBS Group, as the case may be, does not have a designee on the compensation committee or the audit committee of the Board or the board of directors (or comparable governing body) of any other

Atrium Group Company then, during such time, it shall have the right to designate an observer of any such committee or comparable body, which observer shall have such rights with respect to such committee or comparable body as an observer designated pursuant to Section 5.10 has with respect to the Board.

                  5.10 OBSERVERS AT BOARD MEETINGS. Each of the Kenner Group, the ML Group and the UBS Group shall, for so long as it has the right to designate a Representative, be entitled to designate an observer who shall be permitted (but not required) to attend and participate in meetings of the Board and the board of directors (or comparable governing body) of each other Atrium Group Company and any meetings of any committees (including audit committees) of any thereof and shall be entitled to receive all notices, reports and other material sent to the Representatives (including committee members) of the Company or the members of the board of directors (or comparable governing body) of each other Atrium Group Company. Except to the extent such observer is designated as a replacement for a Representative in accordance with Section 5.2, for purposes of attending any meeting of the Board, such observer shall not be permitted to vote on any matter and shall not participate in any action of the Board or the board of directors (or comparable governing body) of such other Atrium Group Company or any such committees. The Company shall reimburse any observer of the Kenner Group, the ML Group and the UBS Group for all reasonable out-of-pocket expenses incurred by such observer in connection with attendance at meetings of the Board or the board of directors (or comparable governing body) of any other Atrium Group Company.

                  5.11 PAYMENTS TO REPRESENTATIVES, REIMBURSEMENTS. No Representative shall be entitled to remuneration by the Company for services rendered in its capacity as a Representative (other than for reimbursement of those expenses described in the next succeeding sentence). All Representatives will be entitled to reimbursement of their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board.

                  5.12 REPRESENTATIVE INFORMATION. The Company shall cause the Operating Company to furnish to each Representative and each member of the board of directors of the Operating Company (and to the observers of the Kenner Group, the ML Group and the UBS Group, if any) copies of all notices, documents, certificates and other instruments required to be delivered by the applicable Atrium Group Companies to the Administrative Agent (as defined in the Credit Agreement) under Sections 9.01 and 9.02 of the Credit Agreement, in each case concurrently with the delivery thereof to the Administrative Agent.

                  5.13 OFFICERS.

                           (a) Designation and Appointment. The Company shall
have the following Officers: a "president and chief executive officer" and "a "secretary". Each such Officer shall have such authority and perform such duties as the Board may, from time to time, delegate to it. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board. The initial president and chief executive officer of the Company shall be Jeffrey Kenner. The secretary of the Company shall be Mark Deutsch.

                           (b) Resignation/Removal. Any Officer may resign as
such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Board. Designation of an Officer pursuant to Section 5.13(a) shall not of itself vest in such Person any contractual or employment rights with respect to the Company.

                           (c) This Section 5.13 is subject to Section 5.14.

                  5.14 NEGATIVE COVENANTS.

                           (a) Unanimous Approval. Notwithstanding anything to
the contrary herein (but subject to Sections 4.5, 9.4, 9.5, 9.6, 9.7 and 9.8), the Company shall not (and the Company shall cause each other Atrium Group Company not to) take, authorize, facilitate or permit to occur any of the following without the prior written approval of each of the Kenner Group, the ML Group and the UBS Group, in each case for so long as the Kenner Group, the ML Group or the UBS Group, as the case may be, owns at least 10% of the Operating Company Share Equivalents then outstanding:

                           (i) any amendment, supplement or waiver of any provision of the organizational documents of any Atrium Group Company (including (i) the Certificate of the Company and the certificates of incorporation (including any certificate of designation, preferences or rights with respect to a class or series of preferred stock of the Operating Company or any of its Subsidiaries) and by-laws (or comparable organizational documents) of any Atrium Group Company, this Agreement, the Stockholders Agreement or any shareholders agreement (or comparable agreement) of any Atrium Group Company, and (ii) the filing of any certificate of designation, preferences or rights with respect a class or series of preferred stock of the Operating Company or any of its Subsidiaries or any similar document affecting its charter), other than to the extent necessary for actions or inactions that would expressly be permissible under this Agreement but for this Section 5.14(a)(i);

                           (ii) (A) any admission by any Atrium Group Company of its inability to pay its debts as they become due, or the suspension of payment on any of its debts (other than where it is disputing such payment in good faith), or the announcement of its intention to do so;
         (B) any step by any Atrium Group Company with a view to a composition, moratorium, assignment or similar arrangement with any of its creditors; (C) the liquidation, dissolution, termination of status as a legal entity, winding up, reorganization, adjustment, relief, administration (whether out of court or otherwise) of any Atrium Group Company, or the commencement of any proceedings (in bankruptcy or otherwise) in respect of any of the foregoing; (D) the consent by any Atrium Group Company to the entry of an order for relief in an involuntary case under bankruptcy law or other similar proceeding under applicable law; (E) any request by any Representative, director, officer or other representative of any Atrium Group Company for the appointment of, the giving of any notice of his or her intention to appoint, or the application for or consent to the appointment of a receiver, liquidator, assignee, custodian or trustee (or similar official) of any Atrium Group Company or any material part of its assets; (F) any assistance by any Atrium Group Company in the presentation of, or any failure by any Atrium Group Company to oppose in a timely manner, a petition for, or any voluntary action by any Atrium Group Company in furtherance of, any of the events, actions or matters of the type described in clauses (A) through (E) above;

                           (iii) any modification of the nature of the Business or the entry by any Atrium Group Company into a new line of business that is not part of the Business;

                           (iv) the entry into, or any amendment to, waiver, renewal or extension, of any contract, arrangement or other transaction between any Atrium Group Company, on the one hand, and any Related Party, on the other, except for: (1) the execution and delivery on the date hereof (but not the amendment of, waiver under, renewal or extension of) of the agreements listed on Schedule 5.14(a)(iv), (2) any transaction permitted by Section 5.14(a)(v), (3) any transaction permitted by Section 5.14(b)(ix) (other than with respect to any Key Executive or proposed Key Executive who is employed or engaged by, or a partner in or of, any Member or its Affiliates); (4) any dividend or other distribution effected in accordance with Section 5.14(b)(viii);
         (5) any authorization or issuance of securities of the Company permitted by Section 5.14(b)(i) after compliance with Section 3.5 of this Agreement; (6) the payment of reasonable fees and compensation to, and customary indemnity and reimbursement provided on behalf of, officers and directors of any Atrium Group Company in the ordinary course of business consistent with past practice and in compliance with this Agreement, the Stockholders Agreement and the certificate of incorporation and by-laws of the Operating Company; and (7) except with respect to investment banking services, the entering into any contract, arrangement or other transaction with any Affiliate of ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001, UBS Capital Americas II, LLC or any of their Permitted Transferees that is not a Subsidiary of such Person that is on terms and conditions that are not less favorable to the applicable Atrium Group Company than otherwise would be available on an arm's length basis;

                           (v) the direct or indirect redemption, repurchase, retirement or other acquisition of any capital stock, equity-linked, derivative or other equity securities of any Atrium Group Company (other than securities of a wholly owned Subsidiary), or the amendment of the terms of such securities; provided, however, that the foregoing restrictions shall not apply to (A) the redemption or repurchase of securities of the Company or any other Atrium Group Company pursuant to the option plans of the Operating Company, the employment agreements (or other employment arrangements) of Key Executives, restricted stock purchase agreements or management buy-sell agreements, in each case in effect on the date hereof and true, complete and correct copies of which have previously been provided to the ML Group and the UBS Group or which subsequently have been approved in accordance with the terms of this Agreement, or (B) any dividend permitted pursuant to Section 5.14(b)(vii) that is paid in the form of a redemption.

                           (vi) (A) the designation, hiring, removal or replacement of the chief executive officer of the Company or the Operating Company (or any officer with comparable duties), (B) the entry into an employment agreement with the chief executive officer of the Company or the Operating Company (or any officer with comparable duties), or any amendment to, waiver, renewal or extension of, any material term of such employment agreement (it being understood and agreed that any provision thereof relating to the compensation of the chief executive officer (or such other officer with comparable duties) shall be deemed material, or (C) the exercise of any right (but not the compliance with any obligation under) or the granting of any waiver under, any employment arrangement with the chief executive officer of the Operating Company (or any officer with comparable duties) entered into in compliance with this Agreement;

                           (vii) the compromise or settlement of any legal action or any arbitration proceeding to which any Atrium Group Company is a party in which the settlement or compromise includes injunctive or other non-monetary relief against any Atrium Group Company (other than, subject to Section 5.14(b)(viii), by way of payment of monetary damages);

                           (viii) (A) the direct or indirect sale, assignment, license, transfer or other disposition by the Atrium Group Companies in a single transaction or series of related transactions (X) constituting all or substantially all the assets of the Atrium Group Companies on a consolidated basis (whether by way of sale of equity securities or assets), or (Y) any shares of capital stock or other equity interests (including Operating Company Shares) issued by the Operating Company or any Subsidiary of the Operating Company, other than, only in the case of shares of capital stock or other equity interests issued by a Subsidiary of the Operating Company, to the extent necessary to effect a Transfer consented to in accordance with (or permitted by) Section 5.14(b)(xii) (it being understood and agreed that this clause (Y) does not apply to primary issuances of equity securities by an Atrium Group Company), or (B) any merger, consolidation, business combination or reorganization involving any Atrium Group Company, other than those only involving wholly owned Subsidiaries of the Operating Company or to the extent necessary to effect a transaction contemplated by Section 5.14(b)(vi) the result of which is that the acquired Person becomes a wholly owned Subsidiary of the Operating Company;

                           (ix) the authorization or issuance, or the entry into of any agreement or the issuance of any instrument providing for, the authorization or issuance (contingent or otherwise) of, any shares of capital stock, equity-linked, derivative or other equity securities or other Convertible Securities of any Atrium Group Company (in each case other than to KAT Holdings, L.P., KAT Group, L.P., ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001, UBS Capital Americas II, LLC or any of their respective Permitted Transferees), to the extent it would cause a Change of Control of the Company or the Operating Company (solely for purposes of this Section 5.14(a)(ix), all references to 50% in the definition of "Change of Control" in Section 1.1 shall be deemed references to 25%);

                           (x) the creation of any Subsidiary of the Company or of the Operating Company, unless: (1) all of the equity interests of such Subsidiary are owned by the Operating Company, or by another Subsidiary of the Operating Company in which all the equity interests of such other Subsidiary are owned directly or indirectly by the Operating Company; and (2) the by-laws or similar governing documents of each such Subsidiary contain provisions regarding the size, composition, quorum requirements and voting of the board of directors and other governance provisions equivalent to those provided for herein with respect to the Company, in each case other than to the extent necessary to effect an acquisition consented to in accordance with (or permitted by) Section 5.14(b)(v) or Section 5.14(b)(vi); or

                           (xi) the taking of any action directly or indirectly in contemplation of the foregoing.

                           (b) Supermajority Approval. Notwithstanding anything
to the contrary herein (but subject to Sections 4.5, 9.4, 9.5, 9.6, 9.7, and 9.8), the Company shall not (and the Company shall cause each other Atrium Company not to) take, authorize, facilitate or permit to occur any of the following actions without the prior approval of (x) the Kenner Group, and (y) either the ML Group or the UBS Group (except that if any of the Kenner Group, the ML Group or the UBS Group owns less than 10% of the Operating Company Share Equivalents then outstanding, only the approval of the other two groups shall be required), which approval may only be given in accordance with Section 3.7(b):

                           (i) the authorization or issuance, or the entry into any agreement (or into any amendment to such agreement) or the issuance of any instrument providing for, the authorization or issuance (contingent or otherwise) of, any shares of capital stock, equity-linked, derivative or other equity securities or other Convertible Securities of any Atrium Group Company (including the adoption of any stock option plan or other stock incentive plan or arrangement or the amendment of or supplement to any stock option plan), in each case to the extent not covered by Section 5.14(a)(ix); provided, however, that the foregoing restrictions shall not apply to:
         (A) the issuance of 7,750 Operating Company Shares issuable upon exercise of the warrant issued by the Operating Company to Jeff L. Hull, dated December 10, 2003, (B) the issuance of 8,750 Operating Company Shares issuable to Key Executives of the Operating Company pursuant to the exercise of stock options to be issued on or after date hereof having an exercise price per share equal to $1000, (C) the authorization of an option pool covering 5,250 Operating Company Shares issuable to Key Executives of the Operating Company pursuant to the exercise of stock options to be issued on or after date hereof (which stock option issuances shall be subject to the restrictions set forth in this Section 5.14(b)(i)) having an exercise price per share greater than $1,000; and (D) the formation of or issuance of any such securities of any wholly owned Subsidiary of the Operating Company to the Operating Company or any other wholly owned Subsidiary of the Operating Company;

                           (ii) (A) the approval of any Annual Budget, (B) any material amendment to an Approved Annual Budget, or (C) except to the extent necessary to effect an acquisition consented to in accordance with (or permitted by) Section

         5.14(b)(v) or Section 5.14(b)(vi), the authorization in any one Fiscal Year (but not on a monthly basis) of any capital or operating expenditure or series of capital or operating expenditures by the Company or any other Atrium Group Company exceeding $1,000,000 in the aggregate, unless expressly provided for in the Approved Annual Budget;

                           (iii) the appointment, or renewal of appointment of, or removal of the independent auditors of any Atrium Group Company (which in any event shall be at all times a Big Four Firm);

                           (iv) the making of any changes to or departures from the accounting policies, practices or principles of any Atrium Group Company, other than as required by GAAP, applicable law or listing requirements;

                           (v) the making by the Atrium Group Companies of any Investment;

                           (vi) the acquisition of (A) tangible or intangible assets (including the acquisition of an existing business from another Person, or (B) a Controlling interest in another Person that is not a wholly owned Subsidiary of an Atrium Group Company (whether in the form of equity securities, equity-linked securities, derivative securities or convertible securities (including any interests in any partnership or joint venture)), by one or more Atrium Group Companies, including any capital expenditure not included in the Approved Budget, for an acquisition price in respect of any single acquisition or series of related acquisitions in excess of $10,000,000 or an acquisition price in the aggregate for all such acquisitions in excess of $40,000,000 in any "rolling" three-year period commencing on the date hereof (taking into account for purposes of valuing any such acquisition or series of related acquisitions the amount of debt, if any, assumed by the applicable Atrium Group Company and the maximum amount of deferred or contingent consideration, if any, to be paid by it in connection with such acquisition); provided, however, that this Section 5.14(b)(vi) shall not apply to the acquisition of inventory in the ordinary course of business consistent with past practice;

                           (vii) except as expressly permitted by Section 4.2, the declaration or making of any dividend on or with respect to any limited liability company interest or capital stock or other equity interest, as the case may be, of any Atrium Group Company or any other distribution to the Members or the stockholders of any Atrium Group Company of any assets or property of such Atrium Group Company, in each case other to the Operating Company or any of its wholly owned Subsidiaries;

                           (viii) (A) the commencement of any legal action or any arbitration proceeding involving amounts in excess of $500,000 individually or otherwise material to any Atrium Group Company, or (B) the compromise or settlement of any legal action or any arbitration proceeding involving amounts in excess of $100,000 individually or otherwise material to any Atrium Group Company;

                           (ix) (A) the designation, hiring, removal or replacement of any Key Executive, (B) the entry into an employment agreement with any Key Executive, or any amendment to, waiver, renewal or extension of, any material term of the employment agreement of such Key Executive (it being understood and agreed that any provision thereof relating to the compensation of such Key Executive shall be deemed material) or (C) the exercise of any right (but not the compliance with any obligation under) or the granting of any waiver under, any employment arrangement with any Key Executive entered into in compliance with this Agreement;

                           (x) (A) except pursuant to the Registration Rights Agreement, the registration of any of its securities under any applicable securities law or the consummation of any public offering of any of its securities; or (B) the adoption or implementation of any strategy (including decisions as to timing and pricing and the selection of a United States or foreign stock exchange or market) for purposes of the consummation of an underwritten public offering of its securities resulting in the admission or listing of its securities thereon (including a Qualified Public Offering);

                           (xi) (A) (x) the amendment of, supplement to or waiver of any instrument evidencing, securing or otherwise relating to Indebtedness of the Operating Company or any of its Subsidiaries in excess of $1,000,000, or (y) the amendment of, supplement to or waiver of any instrument evidencing, securing or otherwise relating to Indebtedness of the Operating Company or any of its Subsidiaries lesser than $1,000,000 to the extent it would cause the Indebtedness of the Operating Company and its Subsidiaries on a consolidated basis to exceed $20,000,000; (B) (x) any incurrence after the date hereof by the Operating Company or any of its Subsidiaries of Indebtedness (including the drawing down on the existing credit facilities of the Operating Company or any of its Subsidiaries) exceeding at any time $20,000,000 on a consolidated basis, or (y) the amendment of, supplement to or waiver of any instrument evidencing, securing or otherwise relating to such Indebtedness; (C) the extension or refinancing of any Indebtedness of the Operating Company or any of its Subsidiaries, except in each case Indebtedness of the Operating Company or any of its wholly owned Subsidiaries owing to the Operating Company or such wholly owned Subsidiary, as the case may be;

                           (xii) other than to the extent covered by Section 5.14(a)(viii), the direct or indirect sale, assignment, license, transfer or other disposition by the Atrium Group Companies of assets having a fair market value (taking into account, for purposes of valuing any such transaction the amount of debt, if any, assumed by the transferee and the maximum amount of deferred or contingent consideration, if any, to be received by the applicable seller), exceeding $10,000,000 in respect of a single transaction or a series of related transactions or $20,000,000 in the aggregate from the date of this Agreement, except for sales and dispositions of products and inventories in the ordinary course of business consistent with past practice; or

                           (xiii) the taking of any action directly or indirectly in contemplation of the foregoing.

                           (c) Approval of ML Group and UBS Group.
Notwithstanding anything to the contrary herein, the Company shall not (and the Company shall cause each other

Atrium Company not to) take, authorize, facilitate or permit to occur any of the following actions without the prior written approval of the ML Group and the UBS Group (except that if either of the ML Group or the UBS Group owns less than 10% of the Operating Company Share Equivalents then outstanding, only the approval of the other group shall be required):

                           (i) the exercise of any right (but not the compliance
                  with any obligation under) or the granting of any waiver under, any employment arrangement with the chief executive officer of the Company (or any officer with comparable duties) entered into in compliance with this Agreement; or

                           (ii) the taking of any action directly or indirectly
                  in contemplation of the foregoing.

                           (d) Notwithstanding anything herein to the contrary,
the approval rights of the Kenner Group, the ML Group and the UBS Group (including in Section 5.14(a)(ix) and Section 5.14(b)(i)) shall not limit or otherwise affect the preemptive rights of any Member set forth in Section 3.5 or in the Stockholders Agreement.

                           (e) No Member shall, nor shall any Member permit its
Affiliates to, take any action that would have the effect of circumventing the protective provisions of this Section 5.14. Except as permitted hereby, the Company shall not permit any other Atrium Group Company to undertake actions that, if undertaken by the Company, would require the prior written consent of the Kenner Group, the ML Group and/or the UBS Group, as the case may be, pursuant to this Section 5.14, without having obtained such prior written consent.

                  5.15 AFFIRMATIVE COVENANTS.

                           (a) The Company shall (or shall cause the Operating
Company to) deliver to each Person comprising part of the Kenner Group, the ML Group or the UBS Group, as the case may be, holding at least 10% of the Operating Company Share Equivalents then held by the Kenner Group, the ML Group or the UBS Group, as the case may be, the following: (i) within thirty (30) days from the taking by the Board or the board of directors (including any committee of either thereof), as the case may be, or the Members or the stockholders, as the case may be, of the Company, the Operating Company and Atrium Companies, Inc. of any action, a copy of any minutes or written consent of such action;
(ii) promptly, general communications from the Company, the Operating Company or Atrium Companies, Inc. to its Members or stockholders, as the case may be or to its Representatives or directors, as the case may be, or the public at large;
(iii) promptly, reports of the Operating Company filed with the SEC; (iv) promptly, notice of any Material Adverse Effect; (v) as soon as they shall become available, but no later than 25 days after the end of the applicable month, monthly operational reports (including a consolidated income statement for such month and a consolidated statement of cash flow for such month and a balance sheet as of the end of such month) prepared in accordance with GAAP (except for the absence of footnotes and year-end adjustments) and containing a summary comparison to the applicable Approved Annual Budget; (vi) promptly, notice of any material developments in respect of the Approved Annual Budget then in effect; (vii) promptly, from time to time, any other information regarding the business, prospects, financial condition, operations, property or affairs of the Company, the Operating Company or Atrium Companies,

Inc. as such Kenner Member, ML Member or UBS Member may reasonably request (notwithstanding anything to the contrary contained in Section 18-305 of the Act or this Agreement); and (viii) promptly, from time to time, any information (including any information of the nature set forth above regarding the business, prospects, financial condition, operations, property or affairs of any Atrium Group Company (other than the Company, the Operating Company or Atrium Companies, Inc.) as such Kenner Member, ML Member or UBS Member may reasonably request (notwithstanding anything to the contrary contained in Section 18-305 of the Act or this Agreement).

                           (b) Annual Budget. The Company shall (or shall cause
the Operating Company to) present the proposed Annual Budget for each Fiscal Year subsequent to 2003 to the Kenner Group, the ML Group and the UBS Group no later than thirty (30) days before the commencement of such Fiscal Year; provided, however, that the Company shall (or shall cause the Operating Company to) present the proposed Annual Budget for Fiscal Year 2004 to the Kenner Group, the ML Group and the UBS Group on or before December 31, 2003.

                           (c) Inspection Rights. Notwithstanding anything to
the contrary contained in Section 18-305 of the Act or this Agreement, the Company shall permit any representative designated by any of the Kenner Group, the ML Group and the UBS Group, at such group's expense, to visit and inspect during regular business hours any of the properties of any Atrium Group Company, including its and their books of account (and to make copies thereof and to take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers or employees, all at such reasonable times and as often as may be reasonably requested, and with representatives of the Company's lenders; provided, however, that such rights shall be exercised in a manner so as not to materially and adversely disrupt the ordinary course of business of the applicable Atrium Group Company.

                           (d) Disclosure and Cooperation with Respect to
Transfers. Upon the request of any Member, the Company shall: (i) promptly supply to such Member or its prospective Transferees of Units permitted hereunder, all information regarding the Company reasonably required to be delivered in connection with a Transfer or proposed Transfer of Units, provided that such transferee enters into a reasonable and customary confidentiality agreement with respect to such information; and (ii) otherwise cooperate and take all other actions as reasonably requested by such Member in connection with any Transfers permitted pursuant to the terms of Article IX.

                  5.16 NO AGREEMENTS, ETC. Except as set forth in this Agreement or on Schedule 5.16, there are no agreements, contracts, commitments or other arrangements (whether written or oral) between or among any Atrium Group Company, any Member and/or any Affiliate of a Member with respect to the subject matter of this Agreement or the transactions contemplated by the Merger Agreement. Except for this Agreement or as expressly contemplated hereby, the Members will not, directly or indirectly, enter into any agreements, contracts, commitments or other arrangements (whether written or oral) (including by way of an amendment of, or modification to, any of the agreements, contracts, commitments or other arrangements set forth on Schedule 5.16) between or among themselves with respect to the subject matter hereof or otherwise related to the Atrium Group Companies.

                  5.17 EFFECT OF ANNUAL BUDGET. The parties agree that the business and operations of the Atrium Group Companies will be conducted over the course of the relevant fiscal year in accordance with the applicable Approved Annual Budget and in compliance with Section 5.14.

                  5.18 INITIAL CHIEF EXECUTIVE OFFICER; CHAIRMAN OF OPERATING COMPANY BOARD. Each Member and the Company shall cause the board of directors of the Operating Company to appoint Jeff Hull as the initial chief executive officer of the Operating Company and the initial Chairman of the board of directors of the Operating Company.

                  5.19 COMPLIANCE WITH AGREEMENTS. Each Member will cause the Company to comply with this Agreement and to cause the Operating Company to comply with the Stockholders Agreement and, to the extent required, this Agreement.

                  5.20 NO INDEBTEDNESS. The Company shall not incur any Indebtedness without the unanimous prior written consent of the Kenner Group, the ML Group and the UBS Group.

                  5.21 CERTAIN COMPANY ACTIONS. The Company and the Kenner Group hereby agree (and shall cause the Operating Company and its Subsidiaries to agree) that all actions to be taken by the Company under or pursuant to the Management Agreement shall only be taken by the ML Group and the UBS Group acting together. In addition, the Company and the Kenner Group shall (and shall cause the Operating Company and its Subsidiaries to) promptly deliver to the ML Group and the UBS Group copies of any notice received by any of them in respect of the Management Agreement.

                                   ARTICLE VI
              LIABILITY, EXCULPATION, INDEMNIFICATION AND INSURANCE

                  6.1 LIABILITY. To the fullest extent permitted by law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

                  6.2 DUTIES AND LIABILITIES OF COVERED PERSONS. No Covered Person shall be liable to the Company or to any Member for any loss or liability arising out of any act or omission in connection with the Company taken or omitted by such Covered Person in good faith reliance on the provisions of this Agreement.

                  6.3 EXCULPATION.

                           (a) To the fullest extent permitted by applicable
law, and except as otherwise expressly provided herein, no Covered Person shall be liable to the Company or any Member for any loss or liability arising out of any act or omission of such Covered Person in connection with the Company to the extent that such act or omission was taken or omitted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal act, the Covered Person had no reasonable cause to believe such Person's conduct was unlawful.

                           (b) A Covered Person shall be fully protected in
relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

                  6.4 INDEMNIFICATION. To the fullest extent permitted by applicable law, the Company shall, and shall cause each other Atrium Group Company to, indemnify and hold harmless each of the Covered Persons from and against any and all liabilities, obligations, losses, damages, expenses (including legal and accounting fees and expenses, costs of investigation and sums paid in settlement), taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the Company), judgments, fines, settlements and other amounts (collectively, "Indemnified Costs") arising from all claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise) (collectively, "Indemnified Actions"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise arising of its status as (a) a Member of the Company, (b) a Representative, (c) an Affiliate of a Representative, Member or the Company, or (d) director, manager, officer, shareholder, member, partner or employee of any of the foregoing Persons or of the Operating Company or any of its Subsidiaries, regardless of whether the covered Person continues in such capacity at the time any such liability is paid or incurred, and regardless of whether any such Indemnified Action is brought by a third party, a Member, or by or in the right of any Atrium Group Company; provided, however, that a Covered Person shall not be entitled to indemnification hereunder against Indemnified Costs that are primarily attributable to (i) the failure of such Covered Person to act in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company, (ii) any fraudulent act or conduct by such Covered Person, or (iii) in the case of a Member, such Member's knowing breach or violation of this Agreement.

                  6.5 ADVANCEMENT OF EXPENSES. To the fullest extent permitted by applicable law and consistent with Section 6.4, the Company shall pay the Indemnified Costs incurred by a Covered Person in defending any Indemnified Action as such Indemnified Costs are incurred by such Covered Person and in advance of the final disposition of such matter, provided that such Covered Person undertakes in writing to repay such expenses if it is determined by agreement between such Covered Person and the Company or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that such Covered Person is not entitled to be indemnified pursuant to Section 6.4. Any claim for advancement of expenses shall set forth in reasonable detail the basis for the claim.

                  6.6 NOTICE OF PROCEEDINGS. Promptly after receipt by a Covered Person of notice of the commencement of any proceeding against such Covered Person, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Board of the commencement of such proceeding; provided, however, that the failure of a Covered Person to give notice as provided herein shall not relieve the Company of its obligations under Sections 6.4 and 6.5, except to the extent that the Company is prejudiced by such failure to give notice. In case any such proceeding is brought against a Covered Person (other than a proceeding by or in the right of the Company), after the Company has acknowledged in writing its obligation to indemnify and hold harmless the Covered Person, the Company will be entitled to assume the defense of such proceeding; provided, however that (i) the Covered Person shall be entitled to participate in such proceeding and to retain its own counsel at its own expense and (ii) if the Covered Person shall give notice to the Company that in its good faith judgment certain claims made against it in such proceeding could have a material adverse effect on the Covered Person or its Affiliates other than as a result of monetary damages, the Covered Person shall have the right to control (at its own expense and with counsel reasonably satisfactory to the Company) the defense of such specific claims with respect to the Covered Person (but not with respect to the Company or any other Member); provided further, however, that if a Covered Person elects to control the defense of a specific claim with respect to such Covered Person, such Covered Person shall not consent to the entry of a judgment or enter into a settlement that would require the Company to pay any amounts under Section 6.4 without the prior written consent of the Company, such consent not to be unreasonably withheld. After notice from the Company to such Covered Person acknowledging the Company's obligation to indemnify and hold harmless the Covered Person and electing to assume the defense of such proceeding, the Company will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. Without the consent of such Covered Person, the Company will not consent to the entry of any judgment or enter into any settlement; provided, however, that the consent of such Covered Person shall not be unreasonably withheld if such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability arising out of the proceeding and claims asserted therein. Any decision that is required to be made by the Company pursuant to Section 6.4 or Section 6.5 or this Section 6.6 shall be made on behalf of the Company by the affirmative vote of a majority of the Representatives who do not have a financial or other interest in the outcome of the decision, even though such Representatives are less than a quorum or, if there are no such Representatives, by those Members then holding a majority of the outstanding Units.

                  6.7 INSURANCE. The Company will cause the Operating Company to purchase and maintain insurance, to the extent, in such amounts and on behalf of such Covered Persons and such other Persons as the Kenner Group, the ML Group and the UBS Group shall, in their discretion, determine to be acceptable, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement or by law.

                  6.8 OUTSIDE BUSINESSES.

                           (a) Except as provided in Section 6.8(b), any Member,
any Representative and any of their respective Affiliates may engage in or possess an interest in other investments, business ventures or entities of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the Business or the investments of the Company, and may provide advice and other assistance to any such investment, business venture or entity, and the Company and the Members shall have no rights by virtue of this Agreement in and to such investments, business ventures or entities or the income or profits derived therefrom, and the pursuit of any such investment or venture, even if competitive with the Business, shall not be deemed wrongful or improper. Nothing in this Section 6.8(a) shall be in limitation of any other agreement to which such Member, Representative or Affiliate is a party or of any duty by which it is otherwise bound.

                           (b) KAT Holdings, L.P. and its Permitted Transferees,
for themselves and on behalf of Kenner and Company covenant not to, and to cause any Person or Persons Controlling or under common Control of any of them (collectively, the "Restricted Persons") not to, directly or indirectly, anywhere in the United States or the world:

                           (i) engage in any business competing with (i) the
                  business of manufacturing and distributing residential windows and patio doors in the United States, or (ii) any other significant business hereafter entered into by an Atrium Group Company (a "New Business"); provided, however, if at the time the applicable Atrium Group Company first engages in a New Business, the Restricted Persons already are engaged in such New Business, then the restrictions set forth in this Section 6.8(b)(i) shall not apply to the Restricted Persons' activities in respect of such New Business as conducted as of such date; or

                           (ii) participate as an agent, manager, officer,
                  director, employee or consultant of any third party that competes with any product, process, good or service which is the same as, is functionally similar to, or competes with any product, process, good or service that is under active consideration at the direction or specific authority of the Board for development or is otherwise made, distributed or commercialized by an Atrium Group Company (a "Competitor"); or

                           (iii) acquire or hold any financial interest (whether
                  as a principal, partner, member, stockholder or otherwise) in or with any Competitor; provided, however, that ownership of a passive investment of less than 5% of the outstanding capital stock of a Competitor if such capital stock is a security which is actively traded on an established national securities exchange or is listed on the NASDAQ National Market (or any successor exchange, market or organization thereto) shall not constitute a violation of this Section 6.8(b).

                           (c) Section 6.8(b) shall terminate and be of no
further force and effect from and after the time that neither Kenner and Company nor any of its Affiliates shall own, directly or indirectly, any interest in the Operating Company.

                  6.9 INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A MEMBER.

                           (a) If the Company is obligated to pay any amount to
a governmental agency (or otherwise makes a payment) because of a Member's status or otherwise specifically attributable to a Member (including, without limitation, federal withholding taxes with respect to foreign Persons, state personal property taxes, state unincorporated business taxes, etc.), then such Member (the "Indemnifying Member") shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments).

                           (b) An Indemnifying Member's obligation to make
contributions to the Company under this Section 6.9 shall survive the termination, dissolution, liquidation and winding up of the Company and, for purposes of this Section 6.9, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have at law or otherwise against each Indemnifying Member under this Section 6.9.

                                  ARTICLE VII
                                      TAXES

                  7.1 TAX RETURNS. The Company shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, and shall make any elections the Board may deem appropriate and in the best interests of the Members. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

                  7.2 TAX MATTERS MEMBER. KAT Holdings, L.P. shall be the "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code (the "Tax Matters Member"). The Tax Matters Member is authorized to represent the Company before the Internal Revenue Service and any other governmental agency with jurisdiction, and to sign such consents and to enter into settlements and other agreements with such agencies as it deems necessary or advisable. In no event shall the Tax Matters Member have the right to settle (or to reject an offer of settlement with respect to) an administrative or judicial proceeding without the consent of Members entitled to cast a majority of the votes of all Members entitled to vote at a meeting of the Members and, if such settlement adversely affects any of the ML Members or the UBS Members, without the prior written consent of such Members.

                                  ARTICLE VIII
                        BOOKS, REPORTS AND COMPANY FUNDS

                  8.1 MAINTENANCE OF BOOKS. The Company shall keep books and records of accounts in accordance with GAAP and shall keep minutes of the proceedings of its Members and each committee. The Fiscal Year shall be the accounting year of the Company for financial reporting purposes.

                  8.2 MEMBER TAX INFORMATION. Within 90 days after the end of each Taxable Year, the Board or Officers will cause to be delivered to each Person who was a Member at any time during such Taxable Year a Form K-1 and such other information, if any, with respect to the Company, as may be necessary for the preparation of such Member's federal, state and local income tax returns, including a statement showing such Member's share of income, gain or loss, expense and credits for such Taxable Year for federal income tax purposes. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes) shall be paid by such Member, and if paid by the Company, shall be recoverable from such Member pursuant to Section 6.9.

                  8.3 COMPANY FUNDS. The Company may not commingle the Company's funds with the funds of any Member or the funds of any Affiliate of any Member.

                                   ARTICLE IX
                             TRANSFERS OF SECURITIES

                  9.1 TRANSFERS BY MEMBERS.

                           (a) Restrictions on Transfer. No Member may directly
or indirectly (including by means of change of ownership or change of control of such Member or any Person



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

directly or indirectly controlling such Member if such change is designed to circumvent the provisions of this Agreement) Transfer any Units, Operating Company Shares or Convertible Securities, other than in accordance with the terms and conditions of this Article IX and the other provisions of this Agreement.

                           (b) Competitors. Notwithstanding anything to the
contrary contained in this Agreement, no Member may Transfer any of its Units, Operating Company Shares or Convertible Securities to a Competitor or to a director, officer or Affiliate of a Competitor, except pursuant to (i) the Registration Rights Agreement, (ii) Rule 144, or (iii) pursuant to Section 9.4 or Section 9.5.

                           (c) Change of Control. Without limiting the
application of Section 9.3(d):

                           (i) Notwithstanding anything contained herein to the contrary (but subject to Sections 4.5, 9.4, 9.5, 9.6 and 9.8), for a period of three years from the date hereof (i) no Member shall (alone or together with one or more other Members) in one transaction or a series of related transactions Transfer Units, Operating Company Shares or Convertible Securities, if the consummation of such transaction or series of related transactions would cause (A) a Change of Control of the Company or Operating Company, or (B) KAT Holdings, L.P. and its Permitted Transferees to cease to own a majority of the Operating Company Share Equivalents owned by KAT Holdings, L.P. on the date hereof, in each case without the prior unanimous written consent of the Kenner Group, the ML Group and the UBS Group.

                           (ii) Notwithstanding anything contained herein to the contrary, from and after the third anniversary of the date hereof until the earliest to occur of (A) the 10th anniversary of the date hereof,
         (B) a Change of Control of the Company or the Operating Company and (C) a Qualified Public Offering, none of KAT Holdings, L.P. and its Permitted Transferees shall (alone or together with one or more other such Persons) in one transaction or a series of related transactions Transfer Units, Operating Company Shares or Convertible Securities, if the consummation of such transaction or series of related transactions would cause KAT Holdings, L.P. and its Permitted Transferees to cease to own a majority of the Operating Company Share Equivalents owned by KAT Holdings, L.P. on the date hereof, in each case without the prior consent of the ML Group and the UBS Group; provided, however, that the foregoing restrictions shall not apply to any Transfer of Units, Operating Company Shares or Convertible Securities to ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001, UBS Capital Americas II, LLC or any of their respective Permitted Transferees; provided further, however, that nothing herein shall affect the rights or obligations of KAT Holdings, L.P. or any of its Permitted Transferees to effect a Transfer pursuant to a transaction contemplated by Section 9.4, 9.5 or 9.6.

                           (iii) As used in this Section 9.1(c), a Change of Control of the Company or the Operating Company shall not apply to a Change of Control of the Company or the Operating Company the result of which is that KAT Holdings, L.P., ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001, UBS Capital

         Americas II, LLC or any of their respective Permitted Transferees, individually or collectively, become the beneficial owner (as determined under rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the Operating Company Share Equivalents.

                           (d) Exit Restrictions. Notwithstanding anything
herein to the contrary, (i) no Sale of the Company or Sale of the Operating Company may be effected pursuant to Section 9.4 or 9.5, as the case may be, in respect of which (A) 25% or more of the consideration payable to the applicable sellers (excluding assumption of debt) consists of securities that are not both transferable without registration under the Securities Act and traded on a national securities exchange or quoted on the NASDAQ National Market (or any successor exchange, market or organization thereto), or (B) the consideration received consists of any securities (x) the Transfer of which is restricted by contractual arrangement for a period greater than nine months following the date that such securities are distributed to the applicable sellers, or (y) the Transfer of which to any of the applicable sellers is prohibited by applicable law, and (ii) no Leveraged Recapitalization Transaction may be effected in respect of which (A) 25% or more of the amount of dividends or other distribution payable pursuant to Section 9.6 to the applicable equity holders consists of securities that are not both transferable without registration under the Securities Act and traded on a national securities exchange or quoted on the NASDAQ National Market (or any successor exchange, market or organization thereto), or (B) the consideration received consists of any securities (x) the Transfer of which is restricted by contractual arrangement for a period greater than nine months following the date that such securities are distributed to the applicable equity holders, or (y) the Transfer of which to any of the applicable equity holders is prohibited by applicable law;

                           (e) Void Transfers. Any Transfer or attempted
Transfer of any Units, Operating Company Shares or Convertible Securities in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or, to the fullest extent permitted by law, treat any purported Transferee of such Membership Interest as the owner thereof for any purpose.

                           (f) Permitted Transfers. The restrictions set forth
in this Section 9.1, Section 9.2 and Section 9.3 shall not apply with respect to any Transfer of Units, Operating Company Shares or Convertible Securities by any Member (i) to any Affiliate of such Member; (ii) in the case any Member that is a natural person, in lieu of the Persons identified in clause (i), (A) any Person to which such Units, Operating Company Shares or Convertible Securities are transferred upon their death, incapacity or otherwise by virtue of the application or operation of law, judgment or decree, or (B) any member of such Member's Family Group; (iii) with respect to any Member that is an entity, in addition to the Persons identified in clause (i), any partners, members or investors (either directly or indirectly through any investment partnerships or entities) of such Member who are distributees of investments held by such Member, but solely pursuant to the liquidation of the applicable investment of the Transferring Member in which Units, Operating Company Shares or Convertible Securities, as the case may be, are distributed on a pro rata basis to such distributees, or (iv) in the case of KAT Holdings, L.P. or any other investment partnership or entity managed or controlled by Kenner & Company, Inc. (A) KAT Partners, L.P., KAT Group, L.P. and their respective partners, members and investors, and (B) any other investment partnership or entity managed or controlled by Kenner & Company, Inc., in each case solely to the extent such Transferees are distributees of investments held by KAT Holdings, L.P. or any other investment partnership or entity managed or controlled by Kenner & Company, Inc. pursuant to the liquidation of the applicable investment of the Transferring Member in which Units, Operating Company Shares or Convertible Securities, as the case may be, are distributed on a pro rata basis to such distributees (collectively referred to herein as "Permitted Transferees"). Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers of Units, Operating Company Shares or Convertible Securities to one or more Permitted Transferees and then disposing, in one transaction or a series of related transactions, of all or any portion of such party's interest in any such Permitted Transferee.

                           (g) Survival of Restrictions. The Company and each
Member acknowledges and agrees that: (i) all Transferees of Units or Convertible Securities of the Company under this Article IX who are not parties to this Agreement shall agree in writing to be bound by the provisions of this Agreement by executing a joinder agreement substantially in the form attached hereto as Exhibit B; and (ii) each Bound Party shall cause all Transferees of Operating Company Shares or Convertible Securities of the Operating Company who acquire such Operating Company Shares or Convertible Securities of the Operating Company from a Bound Party to agree in writing to be bound by the following provisions of this Agreement as a "Member" hereunder (but such Transferees shall not be deemed "members" for purposes of the Act): Article I; Section 3.7(b);
Section 3.7(c); Section 3.7(e); Section 3.7(f); Section 3.10; Article V; Article VI; Article IX; Article XI and Article XIII.

                  9.2 FIRST OFFER RIGHT.

                           (a) If any Member desires to Transfer (a "Selling
Member") any of or all its Units, Operating Company Shares or Convertible Securities to any third party, whether or not such third party has been identified (the "Proposed Sale"), other than (i) to a Permitted Transferee, (ii) pursuant to the Registration Rights Agreement, (iii) pursuant to Rule 144, or
(iv) pursuant to Section 9.4, Section 9.5 or Section 9.6, the Selling Member first shall give a notice (the "First Offer Notice") of such desire to the Company and each other Member. The First Offer Notice shall specify (A) the number of Units, Operating Company Shares or Convertible Securities, as the case may be, proposed to be sold (the "Offered Securities"), (B) the consideration to be paid for each Offered Security (expressed on a per Operating Company Share basis) (the "Offer Price"), (C) the identity of the prospective transferee(s) (if any), and (D) the other terms and conditions of the Proposed Sale. Each other Member shall have the right to purchase its Proportionate Interest of the Offered Securities at the Offer Price and on the other terms and conditions of the Proposed Sale specified in the First Offer Notice by giving notice (the "Acceptance Notice") to the Selling Member within ten days after receipt of the First Offer Notice. Any Member that elects to purchase its Proportionate Interest also may indicate in its Acceptance Notice, if it so elects, its desire to purchase a portion of the Offered Securities in excess of its Proportionate Interest, stating the maximum dollar amount of such excess (the "Excess Amount"). If one or more Members decline to participate in such purchase or elect to purchase less than such Member's Proportionate Interest, then the pro rata participations or the balance of such participations of such Members shall automatically be deemed to be accepted by any Member which sets forth an Excess Amount in its Acceptance Notice in an amount not greater than such Excess Amount, such acceptance to be allocated among such Members in proportion to their respective Proportionate Interests and, if the portion of the Offered Securities allocable to any accepting Member exceeds its Excess Amount, such excess shall be allocated among the remaining Members electing to purchase an Excess Amount in proportion to their respective Proportionate Interests, and such procedure shall be employed until the entire Excess Amount of Member electing to purchase an Excess Amount has been satisfied or all the Offered Securities have been allocated.

                           (b) As used herein, the term "Proportionate Interest"
of a Member means the percentage of Offered Securities offered by a Selling Member which such Member is entitled to purchase pursuant to Section 9.2(a). Such percentage, as to each Member shall be determined by dividing the number of Operating Company Share Equivalents then owned by such Member by the aggregate number of Operating Company Share Equivalents then owned by all Members who are entitled to purchase the Offered Securities pursuant to this Section 9.2(a).

                           (c) If the Members fail to elect to purchase the
entire Offered Securities within the time period specified in Section 9.2(a) (and after compliance with Section 9.3 in the case of any Kenner Member), then the Selling Member (i) shall be under no obligation to Transfer any Offered Securities to any Member, and (ii) subject to the provisions of Section 9.2(d), shall have the right to Transfer, within a period of 90 days after receipt by the Company of the First Offer Notice, all (but not less than all) the Offered Securities at a price not less than the consideration to be paid therefor and on the other terms and conditions as specified in the First Offer Notice to a third party (the "Third Party"). The purchase price specified in any First Offer Notice shall be payable solely in cash at the closing of the transaction. If at the expiration of such 90-day period, the Selling Member has not completed the Transfer of all the Offered Securities, the Selling Member shall no longer be permitted to Transfer any such Offered Securities pursuant to this Section 9.2 without again complying with the rights of first offer set forth in this Section 9.2.

                           (d) If (i) any of ML IBK Positions, Inc., Merrill
Lynch Ventures L.P. 2001, UBS Capital Americas II, LLC or their Permitted Transferees is the Selling Member, (ii) such Selling Member wishes to Transfer the Offered Securities to the Third Party in accordance with Section 9.2(c),
(iii) the Third Party is any of ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001, UBS Capital Americas II, LLC, KAT Holdings, L.P., KAT Group, L.P. or their Permitted Transferees, and (iv) the Third Party wishes to purchase such Offered Securities from the Selling Member, then the Selling Member first shall deliver written notice thereof (the "First Refusal Notice") to those of KAT Holdings L.P., KAT Group, L.P., ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001, UBS Capital Americas II, LLC and their Permitted Transferees, as the case may be, who are not the Third Party (the "First Refusal Members"). The First Refusal Notice shall specify the Offer Price by the Third Party in the Transfer and the other terms and conditions thereof, which Offer Price shall be not less than the Offer Price and on the other terms and conditions as specified in the First Offer Notice. Each First Refusal Member shall have the right to purchase its First Refusal Proportionate Interest of the Offered Securities at the Offer Price and on the other terms and conditions of the Transfer specified in the First Refusal Notice by giving notice (the "First Refusal Acceptance Notice") to the Selling Member within seven days after receipt of the First Refusal Notice. If the First Refusal Members fail to elect to purchase the entire Offered Securities within the time period specified in this Section

9.2(d), then the Selling Member shall have the right to Transfer the Offered Securities in accordance with Section 9.2(c).

                           (e) As used herein, the term "First Refusal
Proportionate Interest" of a First Refusal Member means the percentage of Offered Securities offered by the Selling Member which such First Refusal Member is entitled to purchase pursuant to Section 9.2(d). Such percentage shall be determined by dividing the number of Operating Company Share Equivalents then owned by such First Refusal Member by the aggregate number of Operating Company Share Equivalents then owned by the Third Party and all the First Refusal Members (but excluding the Selling Member).

                  9.3 TAG-ALONG RIGHTS.

                           (a) Other than in connection with a Transfer (i) to a
Permitted Transferee, (ii) pursuant to the Registration Rights Agreement, (iii) pursuant to Rule 144, or (iv) pursuant to Section 9.4, 9.5 or 9.6, at least 30 days prior to any Transfer (the "Tag Along Sale") by any Kenner Member (each, a "Transferring Member") of Units, Operating Company Shares or Convertible Securities (the "Tag Along Securities"), after compliance with the requirements of this Agreement (including Section 9.2), the Transferring Member shall deliver a written notice (the "Tag Along Notice") to all the other Members (other than any Kenner Member) (the "Other Members"), specifying in reasonable detail the identity of the prospective transferee(s) (the "Proposed Transferee"), the number of Units, Operating Company Shares or Convertible Securities to be Transferred in the Tag Along Sale and the other terms and conditions of the Tag Along Sale.

                           (b) Subject to Section 9.3(c), each Other Member
shall have the right to sell to the Proposed Transferee (and the Transferring Member shall cause the Proposed Transferee to purchase), Units, Operating Company Shares and/or Convertible Securities owned by such Other Member up to an amount equal to such Other Member's Tag Along Percentage of the Tag Along Securities; provided, however, that any Person to whom Operating Company Shares have been distributed pursuant to Section 4.5 will be entitled to sell Units, Operating Company Shares and/or Convertible Securities to the Proposed Transferee (taking into account the number of Operating Company Shares or Convertible Securities of the Operating Company that such Person is entitled to sell to the Proposed Transferee) as if such Person were holding a number of Units at the time of the Proposed Transferee representing, indirectly through the Company, the same ownership interest in the Operating Company as the Operating Company Shares owned by such Person. In order to exercise the right given to each Other Member above in this Section 9.3(b), such Other Member must deliver to the Transferring Member a notice to such effect within 15 days after such Other Member has received the Tag Along Notice. If the Other Members have not elected to exercise such right (through notice to such effect or expiration of the 15-day period after delivery of the Tag Along Notice), then the Transferring Member may Transfer the Units, Operating Company Shares or Convertible Securities specified in the Tag Along Notice at a price and on terms no more favorable to the Transferring Member than specified in the Tag Along Notice during the 90-day period immediately following the date of the delivery of the Tag Along Notice.

                           (c) As used herein, the term "Tag Along Percentage"
of an Other Member means the percentage of Tag Along Securities which such Other Member is entitled to Transfer pursuant to this Section 9.3. Such percentage, as to each Other Member shall be determined by dividing the number of Operating Company Share Equivalents then owned by such Other Member by the aggregate number of Operating Company Share Equivalents then owned by all Members participating in the Tag Along Sale (including the Transferring Member).

                           (d) If the consummation of the Tag Along Sale (taking
into account the securities as to which the Other Members have elected to exercise their rights under this Section 9.3) would cause (i) a Change of Control of the Company, (ii) a Change of Control of the Operating Company, or
(iii) KAT Holdings, L.P., KAT Group, L.P. and their respective Permitted Transferees to cease to own a majority of the Operating Company Share Equivalents held by them on the date hereof, then, each ML Member and each UBS Member (whether or not they had elected to exercise their rights to participate in the Tag Along Sale) shall have the right to sell to the Transferee (and the Transferring Member shall cause the Proposed Transferee to purchase) 100% of the Units, Operating Company Shares or Convertible Securities held by such Person. If the Proposed Transferee purchases any of the Units, Operating Company Shares or Convertible Securities held by any ML Member or UBS Member pursuant to this
Section 9.3(d), it shall purchase such securities at the price and on the other terms and conditions specified in the Tag Along Notice. This Section 9.3(d) is not in limitation of the approval rights set forth in Section 5.14.

                           (e) Notwithstanding anything in this Section 9.3 to
the contrary, no Other Member may Transfer in the Tag Along Sale any Convertible Security owned by it unless such Convertible Security is exercisable as of immediately prior to the consummation of the Tag Along Sale. Any consideration payable in respect of any Convertible Security shall be net of its exercise price or other amount payable in connection with its exercise or conversion.

                           (f) Each Member Transferring Units, Operating Company
Shares or Convertible Securities pursuant to this Section 9.3 shall pay its pro rata share (determined on a pro rata basis, based on the relative aggregate amount of consideration received by each Member pursuant to such Transfer of such securities) of the expenses incurred by the Members and the Company in connection with such Transfer and shall be obligated to join based on its pro rata share (determined on a pro rata basis, based on the relative aggregate amount of consideration received by each Member pursuant to such Transfer of such securities) in any indemnification or other obligations (including the making of customary representations and warranties) that the Transferring Member agrees to provide in connection with such Transfer (other than any (i) such obligations that relate specifically to a particular Member such as indemnification with respect to representations and warranties given by a Member regarding such member's title to and ownership of Units, Operating Company Shares or Convertible Securities, or (ii) any non-compete agreement, non-solicitation agreement or other similar restrictive covenant); provided that no Member shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the Transferees with respect to an amount in excess of the net cash proceeds paid to such Member in connection with such Transfer.

                           (g) Any Transfer of Units, Operating Company Shares
or Convertible Securities by a Kenner Member that does not provide the Other Members with the right to participate as provided in this Section 9.3 shall be considered void and neither the Company nor the Operating Company shall give effect to such Transfer. For the avoidance of doubt, if any Other Member exercises its right under this
Section 9.3, the Tag Along Sale shall not be consummated until such time as the Proposed Transferee shall have purchased all securities as to which the Other Members have elected to exercise their rights under this Section 9.3.

                  9.4 SALE OF THE COMPANY.

                           (a) The Exit Triggering Members may request to effect
a Sale of the Company (excluding a Sale of the Company to any Affiliate of any Exit Triggering Member) by delivery of a written notice to the other Members and the Company. Each Member shall vote for, consent to and raise no objections against such Sale of the Company. If the Sale of the Company is structured as a
(i) merger or consolidation, each Member shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation, (ii) sale of Units, each Member shall agree to Transfer its Units, Operating Company Shares and Convertible Securities, or (iii) sale of assets, (A) each Member shall agree to Transfer its Operating Company Shares and Convertible Securities of the Operating Company on the terms and conditions approved by the Exit Triggering Members, and (B) the Company and each Member shall agree to cause the Operating Company and its Subsidiaries to take all necessary or desirable actions in connection with (and approve) the consummation of the Sale of the Operating Company. Each Member holding Units, Operating Company Shares or Convertible Securities shall take all necessary or desirable actions in connection with the consummation of the Sale of the Company as requested by the Exit Triggering Members.

                           (b) The obligations of the Members holding Units,
Operating Company Shares or Convertible Securities, as applicable, with respect to the Sale of the Company are subject to the satisfaction of the following conditions: (i) the consideration payable upon consummation of such Sale of the Company to all Members shall be allocated among the Members based upon each Member's relative ownership interest, direct or indirect, in the Operating Company represented by the Units, Operating Company Shares or Convertible Securities, as applicable, sold by such Member; (ii) upon the consummation of the Sale of the Company, all of the Members Transferring Units or Operating Company Shares shall receive the same form of consideration and the same per Unit (or per Operating Company Share, as applicable) amount of consideration;
(iii) if any Member is given an option as to the form and amount of consideration to be received in respect of its Units or Operating Shares, all Members shall be given the same option; and (iv) each Member holding then currently exercisable Convertible Securities with respect to Units or Operating Company Shares, as applicable, shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as a Member holding such Units or Operating Company Shares, as applicable, or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per Unit or Operating Company Share, as applicable, of a Units or Operating Company Shares, as applicable, received by Members holding Units or Operating Company Shares, as applicable, in connection with the Sale of the Company less the exercise price per Unit (or Operating Company Share, as applicable) of such Units (or Operating Company Shares, as applicable) of such rights to acquire such Units (or Operating Company

Shares, as applicable) by (2) the number of Units (or Operating Company Shares, as applicable) represented by such rights.

                           (c) If the Company enters into any negotiation or
transaction for which Rule 506 promulgated by the SEC (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Member that is not an "accredited investor" (within the meaning of Rule 501(a) promulgated by the SEC) will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the SEC) approved by the Board and such Members will pay the fees of such purchaser representative.

                           (d) For purposes of this Section 9.4, each Member and
the Company (i) will cooperate with the Exit Triggering Members and the Company, as appropriate, in the evaluation of the possibility of effecting a Sale of the Company, (ii) will facilitate the process, including the due diligence process (legal and business), in respect of any Sale of the Company, (iii) will cause the Representatives or the directors, as the case may be, of the applicable Atrium Group Company nominated, appointed or designated by such party to take all actions to effect a Sale of the Company, and (iv) will use commercially reasonable efforts (in the case of such Member) or best efforts (in the case of the Company) to cause the closing of the Sale of the Company.

                           (e) Each Member Transferring Units, Operating Company
Shares or Convertible Securities pursuant to this Section 9.4 shall pay its pro rata share (based on the relative aggregate amount of consideration received by each Member pursuant to such Transfer of such securities) of the expenses incurred by the Members in connection with such Transfer and shall be obligated to join on the same terms and conditions in any indemnification or other obligations (including the making of customary representations and warranties) that the Exit Triggering Members agree to provide in connection with such Transfer (other than (i) any such obligations that relate specifically to a particular Member such as indemnification with respect to representations and warranties given by a Member regarding such Member's title to and ownership of Units, Operating Company Share or Convertible Securities, or (ii) any non-compete agreement, non-solicitation agreement or other similar restrictive covenant); provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of its net proceeds paid to such holder in connection with such Transfer.

                  9.5 SALE OF THE OPERATING COMPANY.

                           (a) The Exit Triggering Members may request to effect
a Sale of the Operating Company (excluding a Sale of the Operating Company to any Affiliate of any Exit Triggering Member) (an "Sale of the Operating Company") by delivery of a written notice to the other Members and the Company. Each Member shall vote for, consent to and raise no objections against such Sale of the Operating Company (to the extent any Members' vote, consent or authorization in any capacity may be required in connection with such Sale of the Operating Company). If the Sale of the Operating Company is structured as a
(i) merger or consolidation, the Company and each Member holding Operating Company Shares or Convertible Securities of the Company shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation, (ii) sale of Operating Company Shares, the Company and each Member shall agree to Transfer all its Operating Company Shares and Convertible Securities of the Operating Company, or (iii) sale of assets, the Company and each Member shall agree to cause the Operating Company and its Subsidiaries to take all necessary or desirable actions in connection with (and approve) the consummation of the Sale of the Operating Company. The Company and each Member shall take all necessary or desirable actions in connection with the consummation of the Sale of the Operating Company as requested by the Exit Triggering Members.

                           (b) The obligations of the Company and the Members
holding Operating Company Shares or Convertible Securities of the Operating Company with respect to the Sale of the Operating Company are subject to the satisfaction of the following conditions: (i) the consideration payable upon consummation of such Sale of the Operating Company to the Company and the other stockholders of the Operating Company shall be allocated among the Company and all other Persons holding Operating Company Shares and Convertible Securities of the Operating Company based upon their respective pro rata shares of the outstanding Operating Company Shares on a fully diluted basis being sold; (ii) upon the consummation the Sale of the Operating Company, the Company and all the other Persons holding Operating Company Shares or Convertible Securities of the Operating Company being sold shall receive the same form of consideration for the Operating Company Shares; (iii) if any Member is given an option as to the form and amount of consideration to be received in respect of its Operating Company Shares, all Members shall be given the same option; and (iv) each Person holding then currently exercisable Convertible Securities of the Operating Company shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Operating Company and participate in such sale as a Person holding Operating Company Shares, or (B) upon the consummation of the Sale of the Operating Company, receive in exchange for such Convertible Securities consideration equal to the amount determined by multiplying (1) the same amount of consideration per Operating Company Shares received by Persons holding such shares in connection with the Sale of the Operating Company less the exercise price per share of such Convertible Securities by (2) the number of Operating Company Shares represented by such Convertible Securities.

                           (c) If the Company enters into any negotiation or
transaction for which Rule 506 promulgated by the SEC (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Member that is not an "accredited investor" (within the meaning of Rule 501(a) promulgated by the SEC) will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the SEC) approved by the Board and such Members will pay the fees of such purchaser representative.

                           (d) For purposes of this Section 9.5, each Member and
the Company (i) will cooperate with the Exit Triggering Members and the Company, as appropriate, in the evaluation of the possibility of effecting an Sale of the Operating Company, (ii) will facilitate the process, including the due diligence process (legal and business), in respect of any Sale of the Operating Company,
(iii) will cause the Representatives or the directors, as the case may be, of the applicable Atrium Group Company nominated, appointed or designated by such party to take all actions to effect an Sale of the Operating Company, and (iv) will use commercially reasonable efforts (in the case of such Member) or best efforts (in the case of the Company) to cause the closing of the Sale of the Operating Company.

                           (e) Each Member Transferring Operating Company Shares
or Convertible Securities of the Operating Company pursuant to this Section 9.5 shall pay its pro rata share (based on the relative aggregate amount of consideration received by each Person pursuant to such Transfer of such securities) of the expenses incurred by the Persons Transferring Operating Company Shares or Convertible Securities in connection with such Transfer and shall be obligated to join on the same terms and conditions in any indemnification or other obligations (including the making of customary representations and warranties) that the Exit Triggering Members agree to provide in connection with such Transfer (other than (i) any such obligations that relate specifically to a particular Person such as indemnification with respect to representations and warranties given by a Person regarding such Person's title to and ownership of Operating Company Share or Convertible Securities of the Operating Company, or (ii) any non-compete agreement, non-solicitation agreement or other similar restrictive covenant); provided that no Person shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of its net proceeds paid to such Person in connection with such Transfer.

                  9.6 LEVERAGED RECAPITALIZATION TRANSACTION RIGHTS.

                           (a) The Exit Triggering Members shall have the right
to cause the Company to use its best efforts to effect (or to cause the Operating Company to effect) a Leveraged Recapitalization Transaction by delivering a written notice (which shall set forth reasonable detail the terms of the proposed Leveraged Recapitalization Transaction) to the Company and the other Members. Unless the Board or the board of directors of the Operating Company, as the case may be, determines in its good faith judgment by resolution duly adopted (after consultation with a financial advisor of nationally recognized reputation and outside counsel) that the consummation of the proposed Leveraged Recapitalization Transaction would constitute a breach of its fiduciary duties under applicable law and subject to the Operating Company's debt and financing agreements (provided that the proposed Leveraged Recapitalization Transaction may contemplate a refinancing of the Operating Company's debt and financing agreements) and applicable fraudulent conveyance laws, (i) the Company shall (and shall cause the other Atrium Group Companies to) proceed with, and use their best efforts to consummate and to maximize the proceeds from, the proposed Leveraged Recapitalization Transaction, and (ii) each other Member shall cooperate with the Company and the Exit Triggering Members to effectuate the proposed Leveraged Recapitalization Transaction.

                           (b) Notwithstanding the foregoing, if, in the good
faith judgment of the Company, a Leveraged Recapitalization Transaction at the time and on the terms requested would interfere with any financing, acquisition, corporate reorganization or other material transaction or event involving the Company or the Operating Company or would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company may delay the consummation of the proposed Leveraged Recapitalization Transaction and may withhold efforts to cause the proposed Leveraged Recapitalization Transaction to be consummated for a period of time not in excess of 90 calendar days; provided, however, that the Company shall not invoke this provision to delay the consummation of a Leveraged Recapitalization Transaction more than two times during any period of 12 consecutive months.

                  9.7 ENGAGEMENT OF FINANCIAL ADVISOR. At any time after the fifth anniversary of the date hereof, each of the ML Group and the UBS Group shall have the right to cause the Company to hire (at the cost and expense of the Company) an investment bank of recognized international standing selected by it (a) to determine the fair market value of the Company, and (b) to devise a plan for either (i) the Sale of the Company, or (ii) the evaluation and pursuit of strategic alternatives for the Company (including a Leveraged Recapitalization Transaction or an initial public offering); provided, however, that the selection of an investment bank that is an Affiliate of ML IBK Positions, Inc., Merrill Lynch Ventures L.P. 2001, UBS Capital Americas II, LLC or any of their Permitted Transferees shall be subject to Section 5.14(a)(iv).

                  9.8 QUALIFIED PUBLIC OFFERING.

                           (a) If the Exit Triggering Members wish to evaluate
the possibility of effecting a Qualified Public Offering, then each other Member shall (i) cooperate with the Exit Triggering Members, and (ii) cause the Representatives or the directors, as the case may be, of the applicable Atrium Group Company designated or nominated by such party to consider in good faith a proposal, if any, to effect the Qualified Public Offering. If the Company and the Exit Triggering Members decide to proceed with such a Qualified Public Offering, then each other Member shall use all commercially reasonable efforts (including entering into customary lock-up agreements) and the Company shall use its best efforts to cause such Qualified Public Offering to occur and the common equity securities of the registering entity to be registered under Section 12(b) or (g) of the Securities Act in the United States and to be listed on the NASDAQ National Market or the New York Stock Exchange (or any successor exchange, market or organization thereto). Nothing in this Section 9.8 shall be in limitation of the rights of any Member under the Registration Rights Agreement.

                           (b) Immediately prior to the consummation of a
Qualified Public Offering in respect of the Company's common equity securities, the Members and Board will take all necessary and desirable actions in consummation of any such Qualified Public Offering, and vote for a recapitalization of the Company into a corporation and/or exchange of the Units into securities (the "Reclassified Securities") the Board finds acceptable; provided, however, that (i) the Reclassified Securities provide each Member with the same or better economic interest, governance, priority and other rights and privileges as such Member had prior to such recapitalization and/or exchange and are consistent with the rights and preferences attendant to such Units as set forth in this Agreement or applicable law as in effect immediately prior to such Qualified Public Offering and (ii) except as otherwise provided herein, the provisions of this Agreement apply to the Reclassified Securities and the issuer thereof as such provisions apply to the Units and the Company, mutatis mutandis.

                  9.9 ASSIGNMENTS GENERALLY.

                           (a) In General. Notwithstanding any other provisions
of this Article IX, no Transfer of any Unit or Convertible Security of the Company may be made unless:

                           (i) such Transfer would not result in a violation of
                  applicable law, including the Securities Act and any state securities or "Blue Sky" laws applicable to the Company or the Units to be Transferred;

                           (ii) such Transfer would not cause the Company to
                  lose its exemption from the registration requirements of the Investment Company Act;

                           (iii) such Transfer would not cause the Company to
                  lose its status as a partnership for federal income tax purposes and, without limiting the generality of the foregoing, such Transfer will not be effected on or through an "established securities market" or a "secondary market or the substantial equivalent thereof," as such terms are used in
                  Section 1.7704-1 of the Treasury Regulations, and the transferring Member and the transferee shall each have provided a certificate to that effect;

                           (iv) such Transfer would not result in the Company
                  being required to register under Section 12(g) of the Securities Exchange Act of 1934, as amended; and

                           (v) if requested by the Board, the assignor Member
                  shall have provided an opinion of counsel reasonably satisfactory to the Board as to the matters set forth in this
                  Section 9.10 and such other matters as the Board may reasonably request; provided, however, that any such proposed Transfer permitted under Section 9.1(f) shall not require an opinion of counsel, but must otherwise be consummated in compliance with the foregoing clauses (i) through (iv).

         Each Member hereby agrees that it will not Transfer any Unit or Convertible Security of the Company, except as permitted by this Agreement.

                           (b) Payment of Expenses. Each Member agrees that it
will pay all reasonable expenses, including attorneys' fees, incurred by the Company in connection with a Transfer of Units or Convertible Securities by that Member.

                           (c) Assignees.

                           (i) The Company will not recognize for any purpose
                  any purported Transfer of all or any fraction of the Interest of a Member unless the provisions of Article IX shall have been complied with and the Transferee shall have delivered to the Company a joinder agreement in the form of Exhibit B and a dated Transfer notice executed by both the Transferor and the Transferee representing that such Transfer was made in accordance with all applicable laws and regulations.

                           (ii) Any Member which shall Transfer, sell or assign
                  all of its Units and Convertible Securities shall cease to be a Member, and shall cease to have the rights of a Member hereunder.

                           (iii) Anything herein to the contrary
                  notwithstanding, both the Company and the Board shall be entitled to treat the assignor of Units or

                  Convertible Securities of the Company as the absolute owner thereof in all respects, and shall incur no liability for distributions made to it in good faith, until such time as a written assignment that conforms to the requirements of this
                  Article IX has been received by the Company and accepted by the Board.

                           (d) Effective Date. Any Transfer and any related
admission of a Person as a Member in compliance with this Article IX shall be deemed effective on such date that the Transferee or successor in interest complies with the requirements of this Agreement.

                  9.10 TRANSFERS BY THE COMPANY. The Company shall not Transfer any of its Operating Company Shares or Convertible Securities of the Operating Company (other than pursuant to Section 4.5 or Section 9.5) without the prior written consent of the Kenner Group, the ML Group and the UBS Group.

                  9.11 PRO RATA DISPOSITIONS. Anything in this Agreement or the Stockholder Agreement to the contrary notwithstanding, any Transfer by any ML Member of Units, Operating Company Shares or Convertible Securities to any Person other than a Permitted Transferee must be made in a manner such that, following the Transfer, the ratio of the aggregate number of Units, Operating Company Shares or Convertible Securities held through the Company and the ML Nominee and Sharing Agreement to any Rollover Shares is the same as the ratio of the ML Investment to the Rollover Amount; provided, that if this Section is not complied with, then the provisions of Section 4.2(b) shall be adjusted to the extent necessary so that the aggregate distributions pursuant to Section 4.2(b) and Section 2.2 of the ML Nominee and Sharing Agreement are in the same amounts as if there had been full compliance with this Section, with subsequent corresponding off-setting adjustments to be made in connection with Transfers of Units, Operating Company Shares or Convertible Securities held through the Company and the ML Nominee and Sharing Agreement.

                                   ARTICLE X
                    DISSOLUTION, LIQUIDATION AND TERMINATION

                  10.1 DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

                           (a) the unanimous vote of the Members;

                           (b) the occurrence of any other event under the Act
that terminates the Company, unless a majority in interest of the remaining Members (within the meaning of Revenue Procedure 95-10, as supplemented by Revenue Procedure 94-46, or any successor thereto) agree in writing to continue the Company within 90 days thereafter; and

                           (c) the entry of a decree of judicial dissolution of
the Company under Section 18-802 of the Act.

The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

                  10.2 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Board or such other or additional Member or Members as designated by the Board shall act as Liquidator(s). The Liquidator(s) shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the Liquidator(s) shall continue to operate the Company properties with all of the power and authority of Board and Members, subject to the power of the Board to remove and replace such Liquidator(s). The steps to be accomplished by the Liquidator(s) are as follows:

                           (a) As promptly as possible after dissolution and
again after final liquidation, the Liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

                           (b) The Liquidator(s) shall pay, satisfy or discharge
from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

                           (c) All remaining assets of the Company shall be
distributed to the Members in accordance with Section 4.2 hereof by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

The Liquidator(s) shall cause only cash, evidences of indebtedness and other securities to be distributed in any liquidation. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

                  10.3 CANCELLATION OF CERTIFICATE. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate the Company.

                                   ARTICLE XI
                        GENERAL/MISCELLANEOUS PROVISIONS

                  11.1 NOTICES. All notices, requests, demands, approvals, consents, waivers or other communications required or permitted to be given hereunder (each, a "Notice") shall be in writing, and shall be (a) personally delivered, (b) sent by facsimile transmission, provided that the original copy thereof also is sent by pre-paid, first class, registered or certified mail (return receipt requested) or by next-day or overnight mail or courier (to any United States address) or by an internationally recognized express delivery service (to any foreign address), (c) sent by pre-paid, first class, registered or certified mail (return receipt requested) or by next-day or overnight mail or courier (to any United States address), or (d) delivered by an internationally recognized express delivery service (to any foreign address), postage and charges prepaid:

                           (i) if to any Member, at the address set forth on Schedule A; and

                           (ii) if to the Company, to ATR Acquisition LLC, c/o Kenner & Company, Inc., 437 Madison Avenue, 36th Floor, New York, NY 10022.

or in the case of the Company, at such other address and numbers as may have been furnished in a Notice by the Company to the Members; or in the case of any Member, by such Member to the Company and the other Members. Any Notice shall be deemed effective or given upon receipt (or refusal of receipt, if properly delivered).

                  11.2 ENTIRE AGREEMENT. This Agreement and other written agreements among the Members of even date herewith constitute the entire agreement among the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

                  11.3 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

                  11.4 AMENDMENT OR MODIFICATION. This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument adopted by (a) those Members holding a majority of the outstanding Units, (b) for so long as it owns any Units, Operating Company Shares or Convertible Securities the Kenner Group, (c) for so long as it owns any Units, Operating Company Shares or Convertible Securities, the ML Group, and (d) for so long as it owns any Units, Operating Company Shares or Convertible Securities, the UBS Group; provided however, that the Kenner Group together with either one of the ML Group and the UBS Group may amend this Agreement to the extent necessary to implement any action permissible or consented to under Section 5.14.

                  11.5 BINDING EFFECT. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

                  11.6 GOVERNING LAW; SEVERABILITY. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, including the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq., as in effect from time to time, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  11.7 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

                  11.8 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

                  11.9 NOTICE TO MEMBERS OF PROVISIONS. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the transfer set forth in Article IX) and (b) all of the provisions of the Certificate.

                  11.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                  11.11 CONSENT TO JURISDICTION. Each Member irrevocably submits to the nonexclusive jurisdiction of the United States District Court located in the State of New York and the state courts of the State of New York, sitting in City of New York, Borough of Manhattan, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Member further agrees that service of any process, summons, notice or document by U.S. certified or registered mail to such Member's respective address set forth above shall be effective service of process in any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Member irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court located in the State of New York or the state courts of the State of New York, sitting in City of New York, Borough of Manhattan, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

                  11.12 HEADINGS. The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

                  11.13 REMEDIES. The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision as of this Agreement and that the Company or any Member may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

                  11.14 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  11.15 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

                  11.16 CONFIDENTIALITY.

                           (a) By executing this Agreement, each Member
expressly agrees, at all times during the term of the Company and thereafter and whether or not at that time it is a Member of the Company, (unless the prior written consent of the Company is obtained, which prior consent shall not be unreasonably withheld) to maintain the confidentiality of, not to disclose to any Person other than the Company, another Member or a Person designated by the Company, and not to give, sell, use (other than in connection with Company purposes) or otherwise divulge any information obtained from the Company or its representatives; provided, however, that such Member may disclose and use such information (i) if compelled to disclose the same by judicial or administrative process or by other requirements of applicable law or such disclosure is necessary so that such member not commit a violation of the rules of any securities exchange or is necessary or appropriate in connection with any legal proceeding, (ii) if such information currently is, or hereafter is, in the public domain through no fault of such Member or any of its Affiliates, (iii) if such Information is later acquired by such Member from another source and such Member is not aware that such source is under an obligation to another Person to keep such information confidential, or (iv) if such information is independently developed by such Member without reference thereto or reliance thereon.

                           (b) Anything to the contrary herein notwithstanding,
each Member may deliver or disclose confidential information to (i) its stockholders, partners, members, directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its interest in the Company and such Persons agree to comply with the terms of this Section), (ii) its financial advisors and other professional advisors who agree to comply with the terms of this Section, (iii) any Person to which it sells or offers to sell its interest in the Company or any part thereof or any participation therein in accordance with the transfer restrictions contained in this Agreement (if such Person has agreed in writing prior to its receipt of such confidential information to be bound by the provisions of this Section).

                           (c) Anything in this Agreement or any other express
or implied agreement, arrangement or understanding to the contrary notwithstanding, each party to this Agreement (and each employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the "tax treatment" and "tax structure" (as those terms are defined in Treasury Regulation Section 1.6011-4) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. This authorization does not extend to disclosure of any other information, including (i) the identity of any party (or any representative thereof), (ii) the existence and status of any negotiations, or
(iii) financial, business, legal or personal information of or regarding a party (or any of its representatives) to the extent not related to the tax treatment or tax structure of such transactions.

                  11.17 TERMINATION.

                           (a) Individual Termination. This Agreement shall
terminate with respect to any Member at the time at which such Member ceases to own any Units, Operating Company Shares or Convertible Securities, except that such termination shall not affect (i) rights perfected or obligations incurred by such Member under this Agreement prior to such termination, and (ii) rights or obligations expressly stated to survive such cessation of ownership of Units, Operating Company Shares or Convertible Securities.

                           (b) Full Termination. This Agreement shall terminate
(i) automatically upon consummation of a Qualified Public Offering, or (ii) upon the consummation of a Sale of the Operating Company.

                           (c) Survival. Anything herein to the contrary
notwithstanding, the covenants and agreements set forth in Section 6.1 through and including Section 6.7 shall survive the termination of this Agreement pursuant to this Section 11.17.

                                  ARTICLE XII
                       VALUATION OF MARKETABLE SECURITIES

                  12.1 VALUATION OF MARKETABLE SECURITIES. For purposes of this Agreement, the value of any Marketable Securities as of any date (or in the event such date is not a Business Day, as of the immediately preceding Business
Day) shall be determined as follows:

                           (a) in the case of a Marketable Security which is
listed on a United States securities exchange or on the NMS, such Marketable Security shall be valued at the average of its last sales price over the 20 Business Days immediately preceding the determination date or, if no sale occurred on any such date, at the last "bid" price thereon on such date; and

                           (b) in the case of a Marketable Security which is
traded over-the-counter (other than on the NMS) shall be valued at the average of the most recent "bid" price over the 20 Business Days immediately preceding the determination date or, if no sale occurred on any such date, at the last "bid" price thereon on such date; provided, however, that within one Business Day after the receipt of any such Marketable Security by the Company, the Company shall give written notice thereof to the Carry Member and if in the good faith judgment of the

Carry Member the value of such Marketable Security is not accurate, then the value of such Marketable Security will be reasonably determined by the Carry Member in good faith within 10 calendar days after the receipt thereof by the Company (the "Carry Member Valuation"); provided further, however, that the Carry Member will provide the ML Members and the UBS Members (with a copy to the Company) with written notice of its determination of such value and any ML Member or UBS Member may dispute the determination of the Carry Member in the manner specified in Section 12.2.

                  12.2 VALUATION DISPUTES.

                           (a) Member's Challenge. Each ML Member or UBS Member
(a "Contesting Member") may challenge the valuation of such securities set forth in the Carry Member Valuation, by giving written notice to the Carry Member (with copies to the Company and the other ML Members and UBS Members) (a "Challenge Notice") setting forth the nature of the challenge not later than the 15th Business Day after the Carry Member Valuation is received. If no Challenge Notice is given on or prior to such 15th Business Day, then the valuation set forth in the Carry Member Valuation will be the value of such securities for purposes of such distribution.

                           (b) Resolution by Agreement. If a Challenge Notice is
given, then the Carry Member and the Contesting Member will attempt in good faith to resolve their dispute as to the valuation of such securities. Any amount agreed upon in writing at any time by the Carry Member and the Contesting Member will be the value of such securities for purposes of such distribution.

                           (c) Resolution by Appraiser. If the Carry Member and
the Contesting Member do not resolve their dispute as to the valuation of such securities prior to the 20th Business Day after the Carry Member Valuation is given, then the valuation of such securities will be determined by a Person (the "Appraiser") selected jointly by the Carry Member and the Contesting Member; provided, however, that, if the Carry Member and the Contesting Member cannot agree upon a Person to act as the Appraiser, then the Carry Member and the Contesting Member shall request the American Arbitration Association in New York, New York to select an independent nationally-recognized investment banking firm to act as the Appraiser. Promptly after its acceptance of its appointment as Appraiser, the Appraiser shall render a report setting forth the valuation of such securities, and the Appraiser will agree to use reasonable efforts to render such report not later than the 50th Business Day after the Carry Member Valuation was given. The value of such securities for purposes of the distribution shall be based upon the value specified in the Appraiser's report. Resort to the Appraiser as provided in this Section 12.2 shall be the sole recourse and remedy of the Carry Member and the Contesting Member against one another with respect to any disputes arising under this Section 12.2, and the Appraiser's determination shall be conclusive and binding on the Carry Member and the Contesting Member and shall be enforceable in a court of law.

                           (d) Expenses. The charges and expenses of the
American Arbitration Association and the Appraiser shall be borne by (i) the Carry Member, if the valuation of such securities as finally determined by the Appraiser pursuant to this Section 12.2 is lower by more than 5% than the Carry Member's determination of such value as set forth in the Carry Member Valuation with respect to such securities, and (ii) the Contesting Member in all other cases.

                           (e) Final Valuation.

                           (i) The term "Final Valuation" means (A) the Carry
                  Member Valuation if no Contesting Member has delivered a Challenge Notice as provided in Section 12.2(a), or (B) if a Contesting Member has delivered a Challenge Notice as provided in Section 12.2(a), the definitive valuation of the applicable securities agreed to by the Carry Member and the Contesting Member in accordance with Section 12.2(b), or the definitive valuation of such securities as determined by the Appraiser in accordance with Section 12.2(c).

                           (ii) The Carry Member shall provide written notice of
                  the Final Valuation to the Company and each non-Contesting Member within one Business Day after the determination thereof and the Company shall be bound by the Final Valuation for purposes of any distribution pursuant to Section 4.2.

                                  ARTICLE XIII
                                POWER OF ATTORNEY

                  13.1 POWER.(a) Subject to Section 13.1(b), each of the Members hereby irrevocably makes, constitutes and appoints each Board member and the liquidating trustee, if any, in such capacity and for so long as it acts as such, and each of them (each such Person, the "Attorney"), as such Member's true and lawful agent and attorney-in-fact, with full power to substitute an Affiliate of such Attorney, and with full power and authority to act in such Member's name and on such Member's behalf, to make, execute, deliver, swear to, acknowledge, file and record: (i) copies of this Agreement or the Stockholders Agreement, and any amendment or modification to this Agreement or the Stockholders Agreement adopted as herein provided; (ii) the original Certificate of the Company and the original certificate of incorporation of the Operating Company and all amendments thereto required or permitted by law and in each case in accordance with the provisions of this Agreement; (iii) all certificates and other instruments deemed necessary by the Board or any liquidating trustee to permit the Company to be treated as a partnership for federal income tax purposes, or to provide limited liability to Members in each jurisdiction in which the Company may be doing business; (iv) all agreements, instruments of transfer, certificates and other documents deemed necessary or desirable by the Board in connection with a Sale of the Company or a Sale of the Operating Company, or an incorporation, recapitalization and/or reorganization, or a Qualified Public Offering approved in compliance and consistent with the terms and conditions hereof; and (v) all conveyances and other instruments or documents deemed necessary by the Board or any liquidating trustee to effect the dissolution or termination of the Company (including a Certificate of Cancellation) approved in compliance and consistent with the terms and conditions thereof; (vi) any certificate of fictitious name, if required by law, for the Company.

                           (b) Prior to taking any of the actions enumerated in
clauses (i) through (vi) of Section 13.1(a), the Attorney shall give notice to the Member with respect to which the Attorney wishes to exercise its power of attorney granted pursuant to Section 13.1(a) indicating the action it wishes to take on such Member's behalf. If within three days after receipt of such notice the Member has not taken such action, then the Attorney may take such action on such Member's behalf.

                  13.2 NATURE OF POWER. The power of attorney granted pursuant to Section 13.1:

                           (a) is coupled with an interest, shall be irrevocable
and shall survive and shall not be affected by the subsequent Incapacity of any Member;

                           (b) may be exercised by the Attorney, either by
signing separately as attorney-in-fact for each Member or by a single signature of the Attorney, acting as attorney-in-fact for all of them;

                           (c) shall survive the assignment by a Member of the
whole or any fraction of its Interest, except that, where the assignee of the whole of such Member's Interest has been approved by the Board for admission to the Company as a substituted Member, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Attorney to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution; and

                           (d) shall terminate automatically as to an Attorney
if such Attorney dies, is adjudicated incompetent, is dissolved, files a voluntary petition in bankruptcy or has entered against it an order that such Attorney is a bankrupt, applies for the appointment of a receiver of all or substantially all its assets or has entered against it an order appointing such a receiver, or is convicted of a felony or of fraud.

                                   * * * * * *

                  IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.



                                    COMPANY:

                                    ATR ACQUISITION, LLC

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    MEMBERS:

                                    KAT HOLDINGS, L.P.

                                    By: KAT Group, L.P.
                                        Its General Partner

                                    By: JLK Operations, Inc.
                                        Its General Partner

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    KAT GROUP, L.P.

                                    By: JLK Operations, Inc.,
                                        its General Partner

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    ML IBK Positions, Inc.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    MERRILL LYNCH VENTURES L.P. 2001

                                    By: Merrill Lynch Ventures, LLC
                                        Its General Partner

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    UBS CAPITAL AMERICAS II, LLC



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE A


PARTY                                            NOTICE ADDRESS                         NO. UNITS                $
------------------------               -----------------------------------           ----------------      -------------
KAT HOLDINGS, L.P.                     c/o Kenner & Company, Inc.                             120,800       $120,800,000
                                       437 Madison Avenue, 36th Floor                     ===========       ============
                                       New York, New York 10022
                                       Attn: Jeffrey L. Kenner
                                       Fax: 212-758-0406

                                       with a copy to:

                                       Mayer, Brown, Rowe & Maw LLP
                                       1675 Broadway
                                       New York, New York 10019-5820
                                       Attn: James B. Carlson
                                       Fax: 212-262-1910
KAT GROUP, L.P.                        c/o Kenner & Company, Inc.                               1,300       $  1,300,000
                                       437 Madison Avenue, 36th Floor                     ===========       ============
                                       New York, New York 10022
                                       Attn: Jeffrey L. Kenner
                                       Fax: 212-758-0406

                                       with a copy to:

                                       Mayer, Brown, Rowe & Maw LLP
                                       1675 Broadway
                                       New York, New York 10019-5820
                                       Attn: James B. Carlson
                                       Fax: 212-262-1910

ML IBK POSITIONS, INC.                 Global Private Equity Group                         38,103.721       $ 38,103,721
                                       4 World Financial Center, 23rd Floor               ===========       ============
                                       New York, New York 10080
                                       Attn: Nathan C. Thorne
                                       Copy: Frank Marinaro, Esq.
                                       Fax: 212-449-1119

                                       with a copy to:

                                       Proskauer Rose LLP
                                       1585 Broadway
                                       New York, New York 10036-8299
                                       Attn: James Gerkis, Esq.
                                       Fax: 212-969-2900

MERRILL LYNCH VENTURES L.P. 2001       Global Private Equity Group                             16,250       $ 16,250,000
                                       4 World Financial Center, 23rd Floor               ===========       ============
                                       New York, New York 10080
                                       Attn: Nathan C. Thorne
                                       Copy: Frank Marinaro, Esq.
                                       Fax: 212-449-1119

                                       with a copy to:

                                       Proskauer Rose LLP
                                       1585 Broadway
                                       New York, New York 10036-8299
                                       Attn: James Gerkis, Esq.
                                       Fax: 212-969-2900

UBS CAPITAL AMERICAS II, LLC           c/o UBS Capital Americas, LLC                           75,000       $ 75,000,000
                                       48 Signal Road                                     ===========       ============
                                       Stamford, CT 06902
                                       Attn: Justin S. Maccarone
                                       Fax: 203-357-8250

                                       with a copy to:

                                       Kaye Scholer LLP
                                       425 Park Avenue
                                       New York, New York  10022
                                       Attn: Nancy E. Fuchs, Esq.
                                       Fax: 212-836-8689


TOTAL                                                                                     251,453.721       $251,453,721
                                                                                          ===========       ============

                                                                       EXHIBIT B

                                 FORM OF JOINDER
                                       TO
                       LIMITED LIABILITY COMPANY AGREEMENT


         THIS JOINDER to the Limited Liability Company Agreement, dated as of _______, ___, 20__ of LLC, a Delaware limited liability company (the "Company"), by and among certain Persons named therein (the "Agreement"), is made and entered into as of by and between the Company and ("Holder"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

         WHEREAS, Holder has acquired certain Units and the Agreement and the Company requires Holder, as a holder of Units, to become bound by and/or a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

                  1. Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become bound by and/or a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto. In addition, Holder hereby agrees that Units held by Holder shall be deemed Units for the purposes of being bound thereby and shall have the rights only as provided in the Agreement. The Company hereby agrees that upon such execution of this Joinder by Holder and the Company, Holder shall be deemed admitted to the Company as a Member of the Company.

                  2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Members, the Company and their successors and assigns and Holder (only as provided in the Agreement) and any subsequent holders of Units and the respective successors and permitted assigns of each of them, so long as they hold any Units.

                  3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  4. Notices. For purposes of Section 11.1 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

                                      [Name]
                                      [Address]
                                      [Facsimile Number]

                  5. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS JOINDER SHALL BE GOVERNED BY

AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, INCLUDING THE DELAWARE LIMITED LIABILITY COMPANY ACT, DELAWARE CODE, TITLE 6, SECTIONS 18-101, ET SEQ., AS IN EFFECT FROM TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

                  6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              [HOLDER]


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                   SCHEDULE C

                                                                                            PERCENTAGE
                                                                                            INTEREST IN
                                                          CONVERTIBLE                        OPERATING
                                          CONVERTIBLE    SECURITIES OF     OPERATING          COMPANY
                                         SECURITIES OF     OPERATING        COMPANY            SHARE
MEMBER                    NO. UNITS         COMPANY         COMPANY          SHARES         EQUIVALENTS
----------------------  ------------     -------------   -------------     ----------       -----------
KAT HOLDINGS, L.P.           120,800               0               0                0           46.09%
                        ============        ========        ========       ==========        ========
KAT GROUP, L.P.                1,300               0               0                0            0.50%
                        ============        ========        ========       ==========        ========
ML IBK POSITIONS, INC     38,103.721               0               0       10,646.279           18.60%
                        ============        ========        ========       ==========        ========
MERRILL LYNCH
VENTURES L.P. 2001            16,250               0               0                0            6.20%
                        ============        ========        ========       ==========        ========
UBS CAPITAL AMERICAS
II, LLC                       75,000               0               0                0           28.62%
                        ============        ========        ========       ==========        ========
TOTAL                    251,453.721               0               0       10,646.279             100%
                        ============        ========        ========       ==========        ========

                              SCHEDULE 5.14(a)(iv)

1.  Management Agreement

2.  ML Fee Agreement

3.  UBS Fee Agreement

4. Form of ML Nominee and Sharing Agreement (may be entered into at a later date)

5. Form of UBS Nominee and Sharing Agreement (may be entered into at a later date)

6. Rollover and Contribution Agreements, dated the date hereof, between KAT Holdings, Inc. (and assumed by the Operating Company as a result of the merger of KAT Holdings, Inc. with and into the Operating Company on the date hereof) and each of the each of the Persons listed on Annex A hereto

7. Subscription Agreements, dated the date hereof, between KAT Holdings, Inc. (and assumed by the Operating Company as a result of the merger of KAT Holdings, Inc. with and into the Operating Company on the date hereof) and each of the each of the Persons listed on Annex A hereto

8.  Stockholders' Agreement

9.  Employment Agreement with Jeffrey Hull

10. Warrant issued to Jeffrey Hull

11. Buy-Sell Agreements, dated the date hereof, between the Operating Company and each of the each of the Persons listed on Annex A hereto

12. Annual Fees of $25,000 payable to the directors of Operating Company pursuant to Stockholders' Agreement

13. Replacement Stock Option Agreements, dated the date hereof, executed pursuant to the Atrium Corporation Replacement Stock Option Plan, and by and between the Operating Company and each of the Persons listed on Annex A hereto relating to the issuance of an aggregate of 1,105 options to the grantees of options thereunder

14. Stock Option Agreements, dated the date hereof, executed pursuant to the Atrium Corporation 2003 Stock Option Plan, and by and between the Operating Company each of the members of management of the Operating Company and its Subsidiaries identified on the signature pages thereto relating to the issuance of an aggregate of 8,750 options to the grantees of options thereunder

15. Registration Rights Agreement dated as of December 10, 2003 by and among the Operating Company and the other parties thereto

16. Contribution Agreement between ML IBK Positions, Inc. and KAT Holdings, Inc. pursuant to which ML IBK Positions, Inc. transfers 9,696 shares of series a common stock of Atrium in exchange for 10,646.28 shares of common stock in KAT Holdings, Inc.

17. Unit Purchase Agreement

18. Purchase Agreement

                       APPENDIX A TO SCHEDULE 5.14(a)(IV)


Parties to Buy-Sell Agreements executed December 10, 2003

1. Darvin D. Agostinelli

2. Albert D. Ashe

3. Edwin P. Beachly

4. Robert E. Burns*

5. Michael H. Cornwell

6. C. Douglas Cross

7. Cliff B. Darby

8. Michael A. Easterly*

9. Raymond B. Hazledine

10. Jeff L. Hull

11. Evan M. Kaffenes*

12. Eric W. Long*

13. James F. McGlinn

14. Dow W. Pointer*

15. Philip J. Ragona

16. David S. Rascoe*

17. Todd E. Rascoe*

18. Jamey Rentfrow

20. William E. Robinson*

21. Joe B. Thompson

* To be executed upon exercise of options issued pursuant to the Atrium Corporation Replacement Stock Option Plan

Parties to Replacement Stock Option Agreements

1. Albert D. Ashe

2. Edwin P. Beachly

3. Robert E. Burns

4. C. Douglas Cross

5. Cliff B. Darby

6. Michael A. Easterly

7. Evan M. Kaffenes

8. Eric W. Long

9. James F. McGlinn

10. Dow W. Pointer

11. David S. Rascoe

12. Todd E. Rascoe

13. Jamey Rentfrow

14. William E. Robinson

                                  SCHEDULE 5.16

1.  Management Agreement

2.  ML Fee Agreement

3.  UBS Fee Agreement

19. Form of ML Nominee and Sharing Agreement (may be entered into at a later date)

20. Form of UBS Nominee and Sharing Agreement (may be entered into at a later date)

4.  Stockholders Agreement

5.  Unit Purchase Agreement

6.  Purchase Agreement

7. Contribution Agreement between ML IBK Positions, Inc. and KAT Holdings, Inc. pursuant to which ML IBK Positions, Inc. transfers 9,696 shares of series a common stock of Atrium in exchange for 10,646.28 shares of common stock in KAT Holdings, Inc.

8.  Registration Rights Agreement